                            LAKEVIEW OFFICE PARK II



















                           STANDARD FORM OFFICE LEASE


                                    BETWEEN


   FIRST CAPITAL INSURED REAL ESTATE LIMITED PARTNERSHIP, an Illinois limited partnership  ("LANDLORD"),
   by its agent, Equity Office Holdings, L.L.C., a Delaware limited liability company


                                      AND


GARDNER & WHITE CORPORATION, an Indiana corporation, Gardner & White, Inc., an Indiana corporation and Gardner & White Consulting Services, Inc. d/b/a WTR, an
           Indiana corporation (collectively referred to as "TENANT")
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                               TABLE OF CONTENTS



I.         Basic Lease Information; Definitions. . . . . . . . . . . .   1

II.        Lease Grant . . . . . . . . . . . . . . . . . . . . . . . .   4

III.       Adjustment of Commencement Date/Possession. . . . . . . . .   4

IV.        Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

V.         Use . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

VI.        Security Deposit. . . . . . . . . . . . . . . . . . . . . .  11

VII.       Services to be Furnished by Landlord. . . . . . . . . . . .  11

VIII.      Leasehold Improvements. . . . . . . . . . . . . . . . . . .  12

IX.        Graphics. . . . . . . . . . . . . . . . . . . . . . . . . .  13

X.         Repairs and Alterations . . . . . . . . . . . . . . . . . .  13

XI.        Use of Electrical Services by Tenant. . . . . . . . . . . .  14

XII.       Entry by Landlord . . . . . . . . . . . . . . . . . . . . .  15

XIII.      Assignment and Subletting . . . . . . . . . . . . . . . . .  15

XIV.       Liens . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

XV.        Indemnity and Waiver of Claims. . . . . . . . . . . . . . .  17

XVI.       Tenant's Insurance. . . . . . . . . . . . . . . . . . . . .  19

XVII.      Subrogation . . . . . . . . . . . . . . . . . . . . . . . .  20

XVIII.     Landlord's Insurance. . . . . . . . . . . . . . . . . . . .  20

XIX.       Casualty Damage . . . . . . . . . . . . . . . . . . . . . .  21

XX.        Demolition. . . . . . . . . . . . . . . . . . . . . . . . .  22

XXI.       Condemnation. . . . . . . . . . . . . . . . . . . . . . . .  22

XXII.      Events of Default . . . . . . . . . . . . . . . . . . . . .  23

XXIII.     Remedies. . . . . . . . . . . . . . . . . . . . . . . . . .  23

XXIV.      LIMITATION OF LIABILITY . . . . . . . . . . . . . . . . . .  25

XXV.       No Waiver . . . . . . . . . . . . . . . . . . . . . . . . .  26

XXVI.      Event of Bankruptcy . . . . . . . . . . . . . . . . . . . .  26

XXVII.     Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . .  27

XXVIII.    Relocation. . . . . . . . . . . . . . . . . . . . . . . . .  27

XXIX.      Holding Over. . . . . . . . . . . . . . . . . . . . . . . .  27

XXX.       Subordination to Mortgages; Estoppel Certificate. . . . . .  28

XXXI.      Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . .  29

XXXII.     Notice. . . . . . . . . . . . . . . . . . . . . . . . . . .  29

XXXIII.    Landlord's Lien . . . . . . . . . . . . . . . . . . . . . .  29

XXXIV.     Excepted Rights . . . . . . . . . . . . . . . . . . . . . .  29

XXXV.      Surrender of Premises . . . . . . . . . . . . . . . . . . .  30

XXXVI.     Miscellaneous . . . . . . . . . . . . . . . . . . . . . . .  30

XXXVII.    Entire Agreement. . . . . . . . . . . . . . . . . . . . . .  32

                             OFFICE LEASE AGREEMENT

This Office Lease Agreement (the "Lease") is made and entered into as of the 13th day of February, 1996, by and between FIRST CAPITAL INSURED REAL
ESTATE LIMITED PARTNERSHIP, an Illinois limited partnership ("Landlord") by its agent, Equity Office Holdings, L.L.C., a Delaware limited liability company, and GARDNER & WHITE CORPORATION, an Indiana corporation, GARDNER & WHITE, INC., an Indiana corporation and GARDNER & WHITE CONSULTING SERVICES, INC. D/B/A WTR, an Indiana corporation (collectively referred to as "Tenant").

I. BASIC LEASE INFORMATION; DEFINITIONS.

      A. The following are some of the basic lease information and defined terms used in this Lease.

          1. "Additional Base Rental" shall mean Tenant's Pro Rata Share of Basic Costs and any other sums (exclusive of Base Rental) that are required to be paid by Tenant to Landlord hereunder, which sums are deemed to be additional rent under this Lease. Additional Base Rental and Base Rental are sometimes collectively referred to herein as "Rent."

          2. "Base Rental" shall mean the sum of Five Million Thirty-Seven Thousand Eight Hundred Ten and 03/100 Dollars ($5,037,802.17), payable by Tenant to Landlord in one hundred twenty (120) monthly installments as follows:

             a. One (1) installment of Sixteen Thousand Nine Hundred Seventy-Eight and 85/100 Dollars ($16,978.85)(i.e., $1,306.07
                 per diem x 13 days), payable on or before October 19, 1996 for the period beginning October 19, 1996, and ending October 31, 1996, provided that the installment of Base Rental for the first full calendar month of the Lease Term shall be payable upon the execution of this Lease by Tenant.

             b. Fifty-Nine (59) equal installments of Forty Thousand Four Hundred Eighty- Eight and 02/100 Dollars ($40,488.02), each payable on or before the first day of each month during the period beginning November 1, 1996, and ending September 30, 2001.

             c. Twelve (12) equal installments of Forty-One Thousand Nine Hundred Sixty and 31/100 Dollars ($41,960.31), each payable on or before the first day of each month during the period beginning October 1, 2001, and ending September 30, 2002.

             d. Twelve (12) equal installments of Forty-Two Thousand Six Hundred Ninety-Six and 46/100 Dollars ($42,696.46), each payable on or before the first day of each month during the period beginning October 1, 2002, and ending September 30, 2003.

             e. Twelve (12) equal installments of Forty-Three Thousand Four Hundred Thirty- Two and 60/100 Dollars ($43,432.60), each payable on or before the first day of each month during the period beginning October 1, 2003, and ending September 30, 2004.

             f. Twelve (12) equal installments of Forty-Four Thousand One Hundred Sixty-Eight and 75/100 Dollars ($44,168.75), each payable on or before the first day of each month during the period beginning October 1, 2004, and ending September 30, 2005.

             g. Twelve (12) equal installments of Forty-Four Thousand Nine Hundred Four and 90/100 Dollars ($44,904.90), each payable on or before the first day of each month during the period beginning October 1, 2005, and ending September 30, 2006.

             h. One (1) installment of Twenty-Six Thousand Seventy-Three and 90/100 Dollars ($26,073.90)(i.e., $1,448.55 per diem x 18 days), payable on or before the first day of the month during the period beginning October 1, 2006, and ending October 18, 2006.

          3. "Building" shall mean the office building located at 8902 North Meridian Street, City of Indianapolis, County of Marion, State of Indiana, commonly known as Lakeview Office Park II.

          4. The "Commencement Date," "Lease Term" and "Termination Date" shall have the meanings set forth in subsection I.A.4.b. below:

             a.  INTENTIONALLY OMITTED.

             b.  The "Lease Term" shall mean a period of one hundred twenty
                 (120) months commencing on the later to occur of (1) October 19, 1996, (the "Target Commencement Date"); and (2) the date upon which Landlord Work in the Premises has been substantially completed, as such date is determined pursuant to Section III.A. hereof (the later to occur of such dates being defined as the "Commencement Date"). The "Termination Date" shall, unless sooner terminated as provided herein, mean the last day of the Lease Term. Notwithstanding the foregoing, if the Termination Date, as determined herein, does not occur on the last day of a calendar month, Landlord, at its option, may extend the Lease Term by the number of days necessary to cause the Termination Date to occur on the last day of the last calendar month of the Lease Term. Tenant shall pay Base Rental and Additional Base Rental for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension.

          5. "Premises" shall mean the area located on the second (2nd) floor of the Building, as outlined on Exhibit A attached hereto and incorporated herein and known as Suite Nos. 202, 203-206, 228, 230, 234, 236 and 238. Landlord and Tenant hereby stipulate and agree that the "Rentable Area of the Premises" shall mean 35,335 square feet and the "Rentable Area of the Building" shall mean 78,640 square feet. The Rentable Area of the Premises is determined for the purposes of this Lease by multiplying 1.09 by 32,417 which is the useable square footage of the Premises (i.e. 32,417).

          6.  "Permitted Use" shall mean general office use.

          7. "Security Deposit" shall mean the sum of Forty Thousand and 00/100 Dollars ($40,000.00) in the form of a Letter of Credit.

          8. "Tenant's Pro Rata Share" shall mean forty-four and nine thousand three hundred twenty-six ten-thousandths percent (44.9326%), which is the quotient (expressed as a percentage), derived by dividing the Rentable Area of the Premises by the Rentable Area of the Building.

          9.  INTENTIONALLY OMITTED.


          10. "Notice Addresses" shall mean the following addresses for Tenant and Landlord, respectively:

              Tenant:

              On and after the Commencement Date, notices shall be sent to Tenant at the Premises.

              Prior to the Commencement Date, notices shall be sent to Tenant at the following address:

              Gardner & White Corporation
              P.O. Box 40948
              Indianapolis, Indiana  46240-0948


              Landlord:

              Equity Office Properties, L.L.C.
              8902 Meridian Street
              Suite 235

              Indianapolis, Indiana  46260


              Attention: Building Manager

              With a copy to:

              Equity Office Properties, L.L.C.
              Two North Riverside Plaza
              Suite 2200
              Chicago, Illinois 60606

              Attention: General Counsel

              Payments of Rent only shall be made payable to the order of:
              LAKEVIEW OFFICE PARK

              at the following address:


              Equity Office Properties, L.L.C.
              8902 Meridian Street
              Suite 235
              Indianapolis, Indiana  46260

              Attention: Building Manager

      B. The following are additional definitions of some of the defined terms used in the Lease.

          1.  "Base Year" shall mean 1996.

          2. "Basic Costs" shall mean all costs and expenses paid or incurred in connection with operating, maintaining, repairing, managing and owning the Building and the Property, as further described in
              Article IV hereof.

          3.  "Broker" means Meridian Real Estate Services.

          4. "Building Standard" shall mean the type, grade, brand, quality and/or quantity of materials Landlord designates from time to time to be the minimum quality and/or quantity to be used in the Building.

          5. "Business Day(s)" shall mean Mondays through Fridays exclusive of the normal business holidays ("Holidays") of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Landlord, from time to time during the Lease Term, shall have the right to designate additional Holidays, provided that such additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

          6. "Common Areas" shall mean those areas provided for the common use or benefit of all tenants generally and/or the public, such as corridors, elevator foyers, common mail rooms, restrooms, vending areas, lobby areas (whether at ground level or otherwise) and other similar facilities.

          7. "Landlord Work" shall mean the work, if any, that Landlord is obligated to perform in the Premises pursuant to the Work Letter Agreement, if any, attached hereto as Exhibit D.

          8. "Maximum Rate" shall mean the Prime Rate plus four (4) percentage points.

          9. "Normal Business Hours" for the Building shall mean 7:00 A.M. to 7:00 P.M. Mondays through Fridays, and 8:00 A.M. to 1:00 P.M. on Saturdays, exclusive of Holidays.

          10. "Prime Rate" shall mean the per annum interest rate publicly announced by The First National Bank of Chicago or any successor thereof from time to time (whether or not charged in each instance) as its prime or base rate in Chicago, Illinois.

          11. "Property" shall mean the Building and the parcel(s) of land on which it is located and, at Landlord's discretion, and all other improvements owned by Landlord and serving the Building and the tenants thereof and the parcel(s) of land on which they are located.

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

          12. "Parking" shall mean the designated parking area for the Property. As of the date of this Lease, the Parking area contains 731 spaces.

II. LEASE GRANT.

         Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the right, in common with others, to use the Common Areas.

III. ADJUSTMENT OF COMMENCEMENT DATE/POSSESSION.

      A. The Lease Term shall not commence until the later to occur of the Target Commencement Date and the date that Landlord has substantially completed the Landlord Work; provided, however, that if Landlord shall be delayed in substantially completing the Landlord Work as a result of the occurrence of any of the following (a "Delay"):

          1. Tenant's failure to furnish information in accordance with the Work Letter Agreement or to respond to any request by Landlord for any approval or information within any time period prescribed, or if no time period is prescribed, then within two (2) Business Days of such request; or

          2. Tenant's insistence on materials, finishes or installations that have long lead times after having first been informed by Landlord that such materials, finishes or installations will cause a Delay; or

          3.  Changes in any plans and specifications requested by Tenant; or

          4. The performance or nonperformance by a person or entity employed by Tenant in the completion of any work in the Premises (all such work and such persons or entities being subject to the prior approval of Landlord); or

          5. Any request by Tenant that Landlord delay the completion of any of the Landlord Work; or

          6. Any breach or default by Tenant in the performance of Tenant's obligations under this Lease; or

          7. Any delay resulting from Tenant's having taken possession of the Premises for any reason prior to substantial completion of the Landlord Work; or

          8. Any other delay chargeable to Tenant, its agents, employees or independent contractors;

          9.  Tenant's failure to execute this Lease by February 7, 1996;

          10. Final Plans for the Landlord Work not being finalized and approved by Landlord and Tenant prior to April 1, 1996;

          then, for purposes of determining the Commencement Date, the date of substantial completion shall be deemed to be the day that said Landlord Work would have been substantially completed absent any such Delay(s). The Landlord Work shall be deemed to be substantially completed on the date that Landlord reasonably determines that all Landlord's Work has been performed (or would have been performed absent any Delays), other than any details of construction, mechanical adjustment or any other matter (e.g. punchlist items), the noncompletion of which does not materially interfere with Tenant's use of the Premises. The adjustment of the Commencement Date and, accordingly, the postponement of Tenant's obligation to pay Rent shall be Tenant's sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Target Commencement Date. Notwithstanding the foregoing, Landlord's failure to deliver the portion of the Premises occupied by U.S. Gypsum on the date of this Lease containing approximately 988 square feet (the "U.S. Gypsum

          Premises") shall not postpone the Commencement Date or effect the determination of substantial completion of the Landlord Work in the
          Premises.   In the event the Landlord Work in the U.S. Gypsum Premises is not substantially completed on the Commencement Date of the Lease, the Base Rental and other charges hereunder shall be appropriately adjusted on a per diem basis to reflect the 988 square foot reduction in the Rentable Area of the Premises. Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a letter agreement (the "Commencement Letter") on the form attached hereto as Exhibit C setting forth the Commencement Date, the Termination Date and any other dates that are affected by the adjustment of the Commencement Date. Tenant, within five (5) days after receipt thereof from Landlord, shall execute the Commencement Letter and return the same to Landlord. Notwithstanding anything herein to the contrary, Landlord may elect, by written notice to Tenant, not to adjust the Commencement Date as provided above if such adjustment would cause Landlord to be in violation of the expansion rights granted to any other tenant of the Building. If Landlord elects not to adjust the Commencement Date, the Commencement Date shall be the Target Commencement Date, provided that Rent shall not commence until the date that Landlord Work has been substantially completed (or would have been substantially completed absent any Delays).

          Tenant is currently the tenant under that certain lease for space in the building located at 8500 Keystone Crossing, Suite 280, Indianapolis, Indiana 46240 dated May 10, 1984, as amended (the "Existing Lease") by and between Keystone Crossing Joint Venture, as landlord and Tenant for approximately 23,605 rentable square feet. If the Commencement Date for the Premise (excluding the approximately 988 square feet of space occupied by U.S. Gypsum on the date of this Lease) has not occurred on or before the Target Commencement Date, Landlord shall provide Tenant with a monthly reimbursement in an amount equal to the per diem holdover rent, if any, that Tenant is required to pay under the Existing Lease beginning on October 20, 1996 and ending on the Commencment Date of this Lease (the "Reimbursement Period"). For purposes hereof, the "per diem holdover rent" shall mean that portion of rent that Tenant is required to pay under the Existing Lease that is in excess and addition to the rent that Tenant was required to pay for the last month of the lease term under the Existing Lease but in no event shall such monthly reimbursement exceed the sum of $16,483.50 (the "Reimbursement Cap"). The reimbursement for each month during the Reimbursement Period shall equal the total amount that Tenant actually pays under the Existing Lease (as evidenced by copies of checks from Tenant) for such month for rent under the Existing Lease but in no event greater than the Reimbursement Cap. For example, if Tenant's rent for the last month of the lease term of the Existing Lease is $400.00 per day and, as a result of a holdover by Tenant under the Existing Lease, such rent increases to $600.00 per day, the reimbursement Tenant is entitled to receive hereunder shall equal $200.00 per day. Landlord and Tenant acknowledge and agree that: (i) the Target Commencement Date shall be extended by the number of days Landlord is delayed in substantially completing the Landlord Work because of any Delays by Tenant; and (ii) the Target Commencment Date shall be extended by the number of days Landlord is delayed in substantially completing the Landlord Work due to events of Force Majeure.

      B. Subject to the completion or correction of any items of Landlord Work set forth on a construction punchlist jointly prepared by Landlord and Tenant in good faith based on a walk through of the Premises within thirty (30) days after substantial completion, by taking possession of the Premises, Tenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of the Premises or the Building or suitability thereof for Tenant's use. Landlord agrees to proceed in good faith to substantially complete or correct any items set forth on the punchlist within sixty

          (60) days following preparation of the punchlist by Landlord and Tenant.

      C.  INTENTIONALLY OMITTED.

      D. If Tenant takes possession of the Premises prior to the Commencement Date, such possession shall be subject to all the terms and conditions of the Lease and Tenant shall pay Base Rental and Additional Base Rental to Landlord for each day of occupancy prior to the Commencement Date. Notwithstanding the foregoing, Tenant may take possession of the Premises not more than fourteen (14) Business Days prior to the anticipated Commencement Date for the sole purpose of performing any Landlord-approved improvements therein or installing furniture, equipment or other personal property of Tenant, such possession shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay Base Rental or Additional Base Rental with respect to the period of time prior to the Commencement Date during which Tenant performs such work. Nothing herein shall be construed as granting Tenant the right to take possession of the Premises prior to the Commencement Date for any other purpose without the prior consent of Landlord.

IV. RENT.

      A. During each calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Base Rental hereunder Tenant's Pro Rata Share of the amount, if any, by which Basic Costs for the applicable calendar year exceed the Basic Costs for the Base Year (the "Excess"). In the event that Taxes and/or Expenses, as the case may be, in any calendar year decrease below the amount of Taxes or Expenses for the Base Year, Tenant's Pro Rata Share of Taxes and/or Expenses, as the case may be, for such calendar year shall be deemed to be $0, it being understood that Tenant shall not be entitled to any credit or offset if Taxes and/or Expenses decrease below the corresponding amount for the Base Year. Prior to the Commencement Date and prior to January 1 of each calendar year during the Lease Term, or as soon thereafter as practical, Landlord shall make a good faith estimate of the Excess for the applicable calendar year. On or before the first day of each month during such calendar year, Tenant shall pay to Landlord, as Additional Base Rental, a monthly installment equal to one- twelfth of Tenant's Pro Rata Share of Landlord's estimate of the Excess. Landlord shall have the right from time to time during any such calendar year to revise the estimate of the Excess for such year and provide Tenant with a revised statement therefor, and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Excess by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year's estimate until such time as Landlord provides Tenant with an estimate of the Excess for the current year. Upon receipt of such current year's estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Base Rental based on the previous year's estimate of the Excess. Tenant shall pay Landlord for any underpayment within ten (10) days after demand. Any overpayment shall be credited against the installment of Additional Base Rental due for the months immediately following the furnishing of such estimate. Any amounts paid by Tenant based on Landlord's estimate of the Excess shall be subject to adjustment pursuant to the immediately following paragraph when actual Basic Costs are determined for such calendar year.

          As soon as is practical following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Costs and the actual Excess for such previous calendar year. Landlord shall use reasonable efforts to provide such statement to Tenant within six (6) months following the end of each calendar year. If the estimated Excess actually paid by Tenant for the prior year is in excess of Tenant's actual Pro Rata Share of the Excess for such prior year, then

          Landlord shall apply such overpayment against Additional Base Rental due or to become due hereunder, provided if the Lease Term expires prior to the determination of such overpayment, Landlord shall refund such overpayment to Tenant after first deducting the amount of any Rent due hereunder. Likewise, Tenant shall pay to Landlord, within ten
          (10) days after demand, any underpayment with respect to the prior year, whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease.

      B. Basic Costs shall mean all costs and expenses paid or incurred in each calendar year in connection with operating, maintaining, repairing, managing and owning the Building and the Property, including, but not limited to, the following:

          1. All labor costs for all persons performing services required or utilized in connection with the operation, repair, replacement and maintenance of and control of access to the Building and the Property, including but not limited to amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, workers' compensation insurance, uniforms, training, disability benefits, pensions, hospitalization, retirement plans, group insurance or any other similar or like expenses or benefits.

          2. All reasonable management fees (not to exceed 10% of Landlord's gross revenues from the operation of the Building), the cost of equipping and maintaining a management office at the Building, accounting services, legal fees not attributable to leasing and collection activity, and all other administrative costs relating to the Building and the Property. If management services are not provided by a third party, Landlord shall be entitled to a management fee comparable to that due and payable to third parties provided Landlord or management companies owned by, or management divisions of, Landlord perform actual management services of a comparable nature and type as normally would be performed by third parties.

          3. All rental and/or purchase costs of materials, supplies, tools and equipment used in the operation, repair, replacement and maintenance and the control of access to the Building and the Property.

          4. All amounts charged to Landlord by contractors and/or suppliers for services, replacement parts, components, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement of and control of access to any part of the Building, or the Property generally, including the heating, air conditioning, ventilating, plumbing, electrical, elevator and other systems and equipment. At Landlord's option, major repair items may be amortized over a period of up to five (5) years.

          5. All premiums and deductibles paid by Landlord for fire and extended coverage insurance, earthquake and extended coverage insurance, liability and extended coverage insurance, rental loss insurance, elevator insurance, boiler insurance and other insurance customarily carried from time to time by landlords of comparable office buildings or required to be carried by Landlord's Mortgagee.

          6. Charges for all utilities, including but not limited to water, electricity, gas and sewer, but excluding those charges for which Landlord is otherwise reimbursed by tenants.

          7. "Taxes," which for purposes hereof, shall mean: (a) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (b) all personal property taxes for the Building's personal property, including license expenses, (c) all taxes imposed on services of Landlord's agents and employees, (d) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and (e) all costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building, but excluding income taxes. For the purpose of determining real estate taxes and assessments for any given calendar year, the amount to be included in Taxes for such year shall be as follows: (1) with respect to any special assessment that is payable in installments, Taxes for such year shall include the amount of the installment (and any interest) due and payable during such year; and (2) with respect to all other real estate taxes, Taxes for such year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for such year or the amount due and payable for such year, provided that Landlord's election shall be applied consistently throughout the Lease Term. If a reduction in Taxes is obtained for any year of the Lease Term during which Tenant paid its Pro Rata Share of Basic Costs, then Basic Costs for such year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on such adjustment. Likewise, if a reduction is subsequently obtained for Basic Costs for the Base Year (if Tenant's Pro Rata Share is based upon increases in Basic Costs over a Base Year), Basic Costs for the Base Year shall be restated and the Excess for all subsequent years recomputed. Tenant shall pay to Landlord Tenant's Pro Rata Share of any such increase in the Excess within thirty (30) days after Tenant's receipt of a statement therefor from Landlord. The provisions of this Paragraph 7. regarding the readjustment of prior years during the Lease Term due to subsequent reductions in Taxes shall survive the expiration of the Lease.

          8. All landscape expenses and costs of maintaining, repairing, resurfacing and striping of the parking areas and garages of the Property, if any.

          9. Cost of all maintenance service agreements, including those for equipment, alarm service, window cleaning, drapery or venetian blind cleaning, janitorial services, pest control, uniform supply, plant maintenance, landscaping, and any parking equipment.

          10. Cost of all other repairs, replacements and general maintenance of the Property and Building neither specified above nor directly billed to tenants.

          11. The amortized cost of capital improvements made to the Building or the Property which are: (a) primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building; or (b) required to comply with any laws, rules or regulations of any governmental authority or a requirement of Landlord's insurance carrier. The cost of such capital improvements shall be amortized over a period of five (5) years and shall, at Landlord's option, include interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed, provided if the payback period for any capital improvement is less than five (5) years, Landlord may amortize the cost of such capital improvement over the payback period.

          12. Any other reasonable expense or charge of any nature whatsoever which, in accordance with general industry practice with respect to the operation of a similar first- class office building located in the Indianapolis metropolitan area, would be construed as an operating expense.

          Basic Costs shall not include the cost of capital improvements (except as set forth above and as distinguished from replacement parts or components purchased and installed in the ordinary course), depreciation, interest (except as provided above with respect to the amortization of capital improvements), lease commissions, and principal payments on mortgage and other non-operating debts of Landlord. If the Building is not at least ninety-five percent (95%) occupied during any calendar year of the Lease Term or if Landlord is not supplying services to at least ninety-five percent

          (95%) of the total Rentable Area of the Building at any time during any calendar year of the Lease Term, actual Basic Costs for purposes hereof shall, at Landlord's option, be determined as if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building during such year. If Tenant pays for its Pro Rata Share of Basic Costs based on increases over a "Base Year" and Basic Costs for any calendar year during the Lease Term are determined as provided in the foregoing sentence, Basic Costs for such Base Year shall also be determined as if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building. Any necessary extrapolation of Basic Costs under this Article shall be performed by adjusting the cost of those components of Basic Costs that are impacted by changes in the occupancy of the Building (including, at Landlord's option, Taxes) to the cost that would have been incurred if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building.

      C. If Basic Costs for any calendar year increase by more than five percent (5%) over Basic Costs for the immediately preceding calendar year, Tenant, within ninety (90) days after receiving Landlord's statement of actual Basic Costs for a particular calendar year, shall have the right to provide Landlord with written notice (the "Review Notice") of its intent to review Landlord's books and records relating to the Basic Costs for such calendar year. Within a reasonable time after receipt of a timely Review Notice, Landlord shall make such books and records available to Tenant or Tenant's agent for its review at either Landlord's home office or at the office of the Building, provided that if Tenant retains an agent to review Landlord's books and records for any calendar year, such agent must be a CPA firm licensed to do business in the state in which the Building is located or an employee of Tenant. Tenant shall be solely responsible for any and all costs, expenses and fees incurred by Tenant or Tenant's agent in connection with such review. If Tenant elects to review Landlord's books and records, within thirty (30) days after such books and records are made available to Tenant, Tenant shall have the right to give Landlord written notice stating in reasonable detail any objection to Landlord's statement of actual Basic Costs for such calendar year. If Tenant fails to give Landlord written notice of objection within such thirty (30) day period or fails to provide Landlord with a Review Notice within the ninety (90) day period provided above, Tenant shall be deemed to have approved Landlord's statement of Basic Costs in all respects and shall thereafter be barred from raising any claims with respect thereto. Upon Landlord's receipt of a timely objection notice from Tenant, Landlord and Tenant shall work together in good faith to resolve the discrepancy between Landlord's statement and Tenant's review. If Landlord and Tenant determine that Basic Costs for the calendar year in question are less than reported, Landlord shall provide Tenant with a credit against future Additional Base Rental in the amount of any overpayment by Tenant. In the event that it is determined Tenant's overpayment of Basic Costs exceeded five percent (5%) of Tenant's actual Pro Rata Share of Basic Costs for the particular calendar year subject to Tenant's review, Landlord shall reimburse Tenant for Tenant's reasonable and direct costs of Tenant's review. Likewise, if Landlord and Tenant determine that Basic Costs for the calendar year in question are greater than reported, Tenant shall forthwith pay to Landlord the amount of underpayment by Tenant. Any information obtained by Tenant pursuant to the provisions of this Section shall be treated as confidential. Notwithstanding anything herein to the contrary, Tenant shall not be permitted to examine Landlord's books and records or to dispute any statement of Basic Costs unless Tenant has paid to Landlord the amount due as shown on Landlord's statement of actual Basic Costs, said payment being a condition precedent to Tenant's right to examine Landlord's books and records.

      D. Tenant covenants and agrees to pay to Landlord during the Lease Term, without any setoff or deduction whatsoever except as expressly provided in this Lease to the contrary, the full amount of all Base Rental and Additional Base Rental due hereunder. In addition, Tenant shall pay and be liable for, as additional rent, all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms and conditions of this Lease. Any such payments shall be paid concurrently with the payments of the Rent on which the tax is based. The Base Rental, Tenant's Pro Rata Share of Basic Costs and any recurring monthly charges due hereunder shall be due and payable in advance on the first day of each calendar month during the Lease Term without demand, provided that the installment of Base Rental for the first full calendar month of the Lease Term shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before ten (10) days after billing by Landlord. If the Lease Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, then the monthly Base Rental and Tenant's Pro Rata Share of Basic Costs for such month shall be prorated for the number of days in such month occurring within the Term based on a fraction, the numerator of which is the number of days of the Lease Term that fell within such calendar month and the denominator of which is thirty (30). All such payments shall be by a good and sufficient check. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct amount of Rent due under this Lease shall be deemed to be other than a payment on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other available remedy. The acceptance by Landlord of any Rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord's right to declare an event of default for any other late payment. Tenant's covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

      E. All Rent not paid when due and payable shall bear interest from the date due until paid (provided Tenant shall be entitled to a grace period of ten (10) days with respect to the first two (2) late payments in any calendar year) at the Maximum Rate. In addition, if Tenant fails to pay any installment of Rent when due and payable hereunder (provided Tenant shall be entitled to a grace period of ten
          (10) days with respect to the first two (2) late payments in any calendar year), a service fee equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord.

V. USE.

         The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb or property or which, in Landlord's reasonable opinion, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Tenant shall conduct its business and control its agents, servants, contractors, employees, customers, licensees, and invitees in such a manner as not to interfere with, annoy or disturb other tenants, or in any way interfere with Landlord in the management and operation of the Building. Tenant will maintain the Premises in a clean and healthful condition, and comply, provided that such compliance does not materially and adversely affect Tenant's use of the Premises, with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the operation of Tenant's business and to the use, condition, configuration or occupancy of the Premises, including without limitation, the Americans with Disabilities Act (collectively referred to as "Laws"). Tenant, within ten (10) days after receipt thereof, shall provide Landlord with copies of any notices it receives with respect to a violation or alleged violation of any Laws. Tenant will comply with the rules and regulations of the Building attached hereto as Exhibit B and such other rules and regulations adopted and altered by Landlord from time to time and will cause all of its agents, servants, contractors, employees, customers, licensees and invitees to do so. All changes to such rules and regulations will be reasonable and shall be sent by Landlord to Tenant in
writing at least ten (10) days prior to their effective date.   Landlord shall
make reasonable efforts to enforce all such rules and regulations in a non-discriminatory and uniform manner.


VI. SECURITY DEPOSIT.

         The Security Deposit shall be in the form of a letter of credit (the "Letter of Credit"), which Letter of Credit shall be deposited with Landlord within ten (10) business days following execution of this Lease by both Landlord and Tenant and shall (a) be in the amount of $40,000.00, (b) be in form and substance reasonably satisfactory to Landlord, (c) name Landlord as its beneficiary, (d) expressly allow Landlord to draw upon it at any time or from time to time following an event of monetary default by delivering to the issuer written notice that Landlord is entitled to draw thereunder whatever amount is in default pursuant to the terms of this Lease, (e) expire no earlier than the fifth (5th) anniversary of the Commencement Date of this Lease; provided that if Tenant is in default under the terms of this Lease at any time during the first five years of the Lease Term, even if Tenant cures said default, Tenant will be required to maintain the Security Deposit with Landlord in the form of the Letter of Credit for two (2) additional years following the fifth (5th) anniversary of the Commencement Date for the first such default and for the entire Lease Term if a second default occurs during the first seven (7) years of the Lease Term, and (f) be drawn on an FDIC-insured financial institution satisfactory to Landlord. The Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant's liability for damages.
Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to make good any arrearages of Rent, to repair damages to the Premises, to clean the Premises upon termination of this Lease or otherwise to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall
immediately restore the Security Deposit to its original amount.   If Landlord
transfers its interest in the Premises during the Lease Term, Landlord may assign its right to the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit. Tenant agrees to look solely to such transferee or assignee for the return of the Security Deposit. Landlord and its successors and assigns shall not be bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant.

VII. SERVICES TO BE FURNISHED BY LANDLORD.

      A. Landlord, as part of Basic Costs (except as otherwise provided), agrees to furnish Tenant the following services typically afforded to tenants in similar first class office buildings located in the Indianapolis metropolitan area.

          1. Hot and cold water for use in the lavatories on the floor(s) on which the Premises is located. If Tenant desires water in the Premises for any approved reason, including a private lavatory or kitchen, cold water shall be supplied as part of Basic Costs (except as otherwise provided) from the Building water main through a line and fixtures installed at Tenant's sole cost and expense with the prior reasonable consent of Landlord. If Tenant desires hot water in the Premises, Tenant, at its sole cost and expense and subject to the prior reasonable consent of Landlord, may install a hot water heater in the Premises. Tenant shall be solely responsible for maintenance and repair of any such hot water heater.

          2. Central heat and air conditioning in season twenty-four (24) hours a day, 365/6 days per year, at such temperatures and in such amounts as are considered by Landlord, in its reasonable judgment, to be standard for buildings of similar class, size, age and location in the Indianapolis metropolitan area, or as required by governmental authority.

          3. Maintenance and repair of all Common Areas in the manner and to the extent reasonably deemed by Landlord to be standard for buildings of similar class, size, age and location in the Indianapolis metropolitan area.

          4. Janitor service on Business Days in accordance with the cleaning specifications attached hereto as Exhibit "F", or such other comparable specifications designated, from time to time, by Landlord provided, however, if Tenant's use, floor covering or other improvements require special services, Tenant shall pay the additional cost reasonably attributable thereto as Additional Base Rental.

          5. Passenger elevator service in common with other tenants of the Building, provided that, subject to Force Majeure, at least one
              (1) passenger elevator servicing the Premises shall be available for the use of Tenant, twenty-four (24) hours a day, 365/6 days per year.

          6. Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions set forth in Article XI of this Lease.

          7.  Lighting in the parking areas of the Property.

      B. The failure by Landlord to any extent to furnish, or the interruption or termination of, any services in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements, alterations or any causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as a constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Notwithstanding anything to the contrary contained in this Section VII.B. if: (i) Landlord ceases to furnish any service in the Building for a period in excess of thirty (30) consecutive days after Tenant notifies Landlord of such cessation (the "Interruption Notice"), (ii) such cessation does not arise as a result of an act or omission of Tenant, (iii) such cessation is not caused by a fire or other casualty (in which case
          Article XIX shall control), (iv) the restoration of such service is reasonably within the control of Landlord, and (v) as a result of such cessation, the Premises or a material portion thereof, is rendered untenantable (meaning that Tenant is unable to use the Premises in the normal course of its business) and Tenant in fact ceases to use the Premises, or material portion thereof, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rental and Additional Base Rental payable hereunder during the period beginning on the thirty-first (31st) consecutive day of such cessation and ending on the day when the service in question has been restored. In the event the entire Premises has not been rendered untenantable by the cessation in service, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the
          Premises so rendered untenantable and not used by Tenant.   Should any
          of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery as soon as reasonably possible.

      C. Tenant expressly acknowledges that if Landlord, from time to time, elects to provide security services, Landlord shall not be deemed to have warranted the efficiency of any security personnel, service, procedures or equipment and Landlord shall not be liable in any manner for the failure of any such security personnel, services, procedures or equipment to prevent or control, or apprehend anyone suspected of personal injury, property damage or any criminal conduct in, on or around the Property.

VIII. LEASEHOLD IMPROVEMENTS.

         Any trade fixtures, unattached and movable equipment or furniture, or other personalty brought into the Premises by Tenant ("Tenant's Property") shall be owned and insured by Tenant. Tenant shall remove all such Tenant's Property from the Premises in accordance with the terms of Article XXXV hereof. Any and all alterations, additions and improvements to the Premises, including any built-in furniture (collectively, "Leasehold Improvements") shall be owned and insured by Landlord and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. Landlord may, nonetheless, at any time within thirty (30) days after the expiration or earlier termination of this Lease or Tenant's right to possession, require Tenant to remove any Leasehold Improvements performed by or for the benefit of Tenant and all electronic, phone and data cabling as are designated by Landlord (the "Required Removables") at Tenant's sole cost. In the event that Landlord so elects, Tenant shall remove such Required Removables within ten (10) days after notice from Landlord, provided that in no event shall Tenant be required to remove such Required Removables prior to the expiration or earlier termination of this Lease or Tenant's right to possession. In addition to Tenant's obligation to remove the Required Removables, Tenant shall repair any damage caused by such removal and perform such other work as is reasonably necessary to restore the Premises to a "move in" condition, normal wear and tear excepted. If Tenant fails to remove any specified Required Removables or to perform any required repairs and restoration within the time period specified above, Landlord, at Tenant's sole cost and expense, may remove, store, sell and/or dispose of the Required Removables and perform such required repairs and restoration work. Tenant, within five (5) days after demand from Landlord, shall reimburse Landlord for any and all reasonable costs incurred by Landlord in connection with the Required Removables.

IX. GRAPHICS.

         Landlord shall provide and install, at Tenant's cost, any suite numbers and Tenant identification on the exterior of the Premises and on the lobby directory of the Building using the standard graphics for the Building. Tenant shall not be permitted to install any signs or other identification without Landlord's prior written consent.

X. REPAIRS AND ALTERATIONS.

      A. Except to the extent such obligations are imposed upon Landlord hereunder, Tenant, at its sole cost and expense, shall perform all maintenance and repairs to the Premises as are necessary to keep the same in good condition and repair throughout the entire Lease Term, reasonable wear and tear excepted. Tenant's repair and maintenance obligations with respect to the Premises shall include, without limitation, any necessary repairs (except to the extent such repairs are necessitated by Landlord's or Landlord's agents negligent acts) with respect to: (1) any carpet or other floor covering, (2) any interior partitions, (3) any doors, (4) the interior side of any demising walls, (5) any telephone and computer cabling that serves Tenant's equipment exclusively, (6) any supplemental air conditioning units, private showers and kitchens, including any plumbing in connection therewith, and similar facilities serving Tenant exclusively, and (7) any alterations, additions or improvements performed by contractors retained by Tenant. All such work shall be performed in accordance with section X.B. below and the rules, policies and procedures reasonably enacted by Landlord from time to time for the performance of work in the Building. If Tenant fails to make any necessary repairs to the Premises, Landlord may, at its option and with twenty (20) days prior notice to Tenant, make such repairs, and Tenant shall pay the cost thereof to the Landlord on demand as Additional Base Rental, together with an administrative charge in an amount equal to ten percent (10%) of the cost of such repairs. Landlord shall, at its expense (except as included in Basic Costs), keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance upon: (a) all structural elements of the Building; and (b) all mechanical, electrical and plumbing systems that serve the Building in general; and (c) the Building facilities common to all tenants including, but not limited to, the ceilings, walls and floors in the Common Areas.

      B. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises without first obtaining the written consent of Landlord in each such instance. Notwithstanding the foregoing, Landlord's consent shall not be required for any alteration, addition or improvement that satisfies all of the following criteria: 1) costs less than $15,000.00, 2) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting, 3) is not visible from the exterior of the Premises or Building, and 4) will not affect the systems or structure of the Building and does not require work to be performed inside the walls or above the ceiling of the Premises; provided that even if consent is not required, Tenant shall still comply with all the other provisions of this Section X.B. Prior to commencing any such work and as a condition to obtaining Landlord's consent, Tenant must furnish Landlord with plans and specifications reasonably acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in accordance with Article XVI section
          B. hereof; and payment bond or other security, all in form and amount satisfactory to Landlord. All such improvements, alterations or additions shall be constructed in a good and workmanlike manner using Building Standard materials or other new materials of equal or greater quality. Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the Building, shall have the right to designate the time when any such alterations, additions and improvements may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion, Tenant shall furnish "as-built" plans, contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All improvements, alterations and additions shall comply with all insurance requirements, codes, ordinances, laws and regulations, including without limitation, the Americans with Disabilities Act. Tenant shall reimburse Landlord upon demand as Additional Base Rental for all sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electric and plumbing plans for any alterations, additions or improvements. In addition, if Landlord so requests, Landlord shall (except for the initial Landlord Work set forth in Exhibit D attached hereto) be entitled to oversee the construction of any alterations, additions or improvements that may affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building. In the event Landlord elects to oversee such work, Landlord shall be entitled to receive a fee for such oversight in an amount equal to fifteen percent (15%) of the cost of such alterations, additions or improvements. Landlord's approval of Tenant's plans and specifications for any work performed for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the alterations, additions and improvements constructed in accordance with such plans and specifications will be adequate for Tenant's use.

XI. USE OF ELECTRICAL SERVICES BY TENANT.

      A. All electricity used by Tenant in the Premises shall be paid for by Tenant through inclusion in Base Rental or Basic Costs. Tenant's use of electrical service in the Premises shall not exceed, either in voltage, rated capacity, use of overall load, 1.9 watts per square foot for lighting and 2.9 watts per square foot for general power ("Building Standard Power"). In the event Tenant shall consume (or request that it be allowed to consume) electrical service in excess of the Building Standard Power, Landlord may refuse to provide such excess usage or refuse to consent to such usage or may consent upon such conditions as Landlord reasonably elects (including the installation of utility service upgrades, submeters, air handlers or cooling units), and all such additional usage (to the extent permitted by law), installation and maintenance thereof shall be paid for by Tenant as Additional Base Rental. Landlord shall have the right to separately meter electrical usage for the Premises at any time during the Lease Term or to use any other method of measuring electrical usage that Landlord, in its reasonable judgment, deems to be appropriate. Notwithstanding the foregoing, the use of normal amounts of the following low electrical consumption office equipment shall not, by itself, be deemed to create an electrical usage that is in excess of the standards for the Building: typewriters, dictation machines, calculators, copiers, word processing equipment and personal computers.

      B. If Landlord generates or distributes electric current for the Building, Tenant shall obtain all current from Landlord and pay as Additional Base Rental Landlord's charges therefor. Landlord may cease to furnish electricity upon thirty (30) days' prior written notice, provided within the thirty (30) days' Landlord connects with another source of electric supply.

XII. ENTRY BY LANDLORD.

         Landlord and its agents or representatives shall have the right to enter the Premises to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants (during the last twelve months of the Lease Term or earlier in connection with a potential relocation) or insurers, or to clean or make repairs, alterations or additions thereto, including any work that Landlord deems necessary for the safety, protection or preservation of the Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building or any other tenants' premises. Notwithstanding the foregoing, except in emergency situations as determined by Landlord, Landlord shall exercise reasonable efforts (1) not to unreasonably interfere with the conduct of the business of Tenant on the Premises and (2) if entry during Normal Business Hours would unreasonably interfere with Tenant's business, to affect such entry during hours other than Normal Business Hours, unless such entry is necessitated by the acts or omissions of Tenant or the performance of Landlord's obligations hereunder and, by performing work during non-business hours, Landlord would be required to have building personnel remain in the Building after normal working hours or to pay its contractors overtime. Except for any entry by Landlord in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with not less than 24 hour prior notice to Tenant's Vice President of Human Resources, if available, or such shorter period as may be verbally agreed to by Tenant or its representative on a case by case basis. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close the Premises to perform repairs, alterations or additions in the Premises, provided that Landlord shall use reasonable efforts to perform all such work on weekends and after Normal Business Hours. Notwithstanding the foregoing, if Landlord temporarily closes the Premises as provided above, Tenant, as its sole remedy, shall be entitled to receive a per diem abatement of Base Rent and Additional Rent during such temporary closure, provided that Tenant shall not be entitled to an abatement if the repairs, alterations and/or additions to be performed are required as a result of (1) anything done by Tenant, its agents, employees or contractors; (2) any activities of Tenant, its agents, employees or contractors in, on or about the Premises; (3) the use of the Premises by Tenant, or (4) a default by Tenant in its maintenance and repair obligations under the
Lease.   Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

XIII. ASSIGNMENT AND SUBLETTING.

      A. Tenant shall not assign, sublease, transfer or encumber this Lease or any interest therein or grant any license, concession or other right of occupancy of the Premises or any portion thereof or otherwise permit the use of the Premises or any portion thereof by any party other than Tenant (any of which events is hereinafter called a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to any proposed assignment or subletting. Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial responsibility does not meet the same criteria Landlord uses to select Building tenants; (2) the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige or would result in a violation of an exclusive right granted to another tenant in the Building; (3) the proposed use is different than the Permitted Use; (4) the proposed transferee is a government agency or occupant of the Building; (5) Tenant is in default; or (6) any portion of the Building or Premises would become subject to additional or different governmental laws or regulations as a consequence of the proposed Transfer and/or the proposed transferee's use and occupancy of the Premises. Tenant acknowledges that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold its consent to a proposed Transfer. Notwithstanding the foregoing, Landlord will not withhold its consent solely because the proposed subtenant or assignee is an occupant of the Building if Landlord does not have space available for lease in the Building that is comparable to the space Tenant desires to sublet or assign. For purposes hereof, Landlord shall be deemed to have comparable space if it has space available on any floor of the Building that is approximately the same size as the space Tenant desires to sublet or assign. Notwithstanding anything to the contrary contained herein, Tenant may assign its entire interest under this Lease or sublet the Premises to a wholly owned corporation or controlled subsidiary or parent of Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter collectively referred to as "Corporate Transfer") without the consent of Landlord, provided: (i) Tenant is not in default under this Lease; (ii) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving corporation shall own all or substantially all of the assets of Tenant; (iii) if such proposed transferee is a successor to Tenant by purchase, consolidation, merger or reorganization, such proposed transferee shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth at the date of the Transfer; (iv) such proposed transferee operates the business in the Premises for the Permitted Use and no other purpose; and (v) in no event shall any Transfer release or relieve Tenant from any of its obligations under this Lease. Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of such Corporate Transfer. As used herein, the terms "controlled" or "subsidiary" shall mean a corporate entity wholly owned by Tenant or at least fifty-one percent (51%) of whose
          voting stock is owned by Tenant.   Any attempted Transfer in violation
          of the terms of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord's rights as to any subsequent Transfers. In addition, Tenant shall not, without Landlord's consent, publicly advertise the proposed rental rate for any Transfer.

      B. If Tenant requests Landlord's consent to a Transfer, Tenant, together with such consent, shall provide Landlord with the name of the proposed transferee and the nature of the business of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed Transfer, including, without limitation, a copy of the proposed assignment, sublease or other contractual documents and evidence satisfactory to Landlord that the proposed transferee is financially responsible. Notwithstanding Landlord's agreement to act reasonably under Section XIII.A. above, Landlord may, within thirty (30) days after its receipt of all information and documentation required herein, either, (1) consent to or reasonably refuse to consent to such Transfer in writing; or (2) negotiate directly with the proposed transferee and in the event Landlord is able to reach an agreement with such proposed transferee, terminate this Lease (in part or in whole, as appropriate) upon thirty
          (30) days' notice; or (3) cancel and terminate this Lease, in whole or in part as appropriate, upon thirty (30) days' notice. In the event Landlord consents to any such Transfer, the Transfer and consent thereto shall be in a form approved by Landlord, and Tenant shall (except with respect to a Corporate Transfer) bear all costs and expenses incurred by Landlord in connection with the review and approval of such documentation, which costs and expenses shall not exceed Seven Hundred Fifty Dollars ($750.00).

      C. All cash or other proceeds (the "Transfer Consideration") of any Transfer of Tenant's interest in this Lease and/or the Premises, whether consented to by Landlord or not, shall be paid to Landlord and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. In addition to the Rent hereunder, Tenant hereby covenants and agrees to pay to Landlord all rent and other consideration which it receives which is in excess of the Rent payable hereunder within ten (10) days following receipt thereof by Tenant. In addition to any other rights Landlord may have, Landlord shall have the right to contact any transferee and require that all payments made pursuant to the Transfer shall, at Tenant's option, be made directly to Landlord.

      D.  INTENTIONALLY OMITTED.

      E. Any Transfer consented to by Landlord in accordance with this Article XIII shall be only for the Permitted Use and for no other purpose. In no event shall any Transfer release or relieve Tenant from any obligations under this Lease.

XIV. LIENS.

         Tenant will not permit any mechanic's liens or other liens to be placed upon the Premises or Tenant's leasehold interest therein, the Building, or the Property. Landlord's title to the Building and Property is and always shall be paramount to the interest of Tenant, and nothing herein contained shall empower Tenant to do any act that can, shall or may encumber Landlord's title. In the event any such lien does attach, Tenant shall, within five (5) Business Days of notice of the filing of said lien, either discharge or bond over such lien to the satisfaction of Landlord and Landlord's Mortgagee (as hereinafter defined), and in such a manner as to remove the lien as an encumbrance against the Building and Property. If Tenant shall fail to so discharge or bond over such lien, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to bond over or discharge the same. Any amount paid by Landlord for any of the aforesaid purposes, including reasonable attorneys' fees (if and to the extent permitted by law) shall be paid by Tenant to Landlord on demand as Additional Base Rental. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens.

XV. INDEMNITY AND WAIVER OF CLAIMS.

      A. Except for losses, liabilities, obligations, damages, penalties, claims, costs, charges, and expenses resulting from the negligence of Landlord and/or its agents, employees or contractors, and subject to the provisions of Article XVII hereof, Tenant shall indemnify, defend and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) and agents, and the respective principals and members of any such agents (collectively the "Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Related Parties and arising, directly or indirectly, out of or in connection with the use, occupancy or maintenance of the Premises by, through or under Tenant including, without limitation, any of the following: (1) any work or thing done in, on or about the Premises or any part thereof by Tenant or any of its transferees, agents, servants, contractors, employees, customers, licensees or invitees; (2) any use, non-use, possession, occupation, condition, operation or maintenance of the Premises or any part thereof; (3) any act or omission of Tenant or any of its transferees, agents, servants, contractors, employees, customers, licensees or invitees, regardless of whether such act or omission occurred within the Premises; (4) any injury or damage to any person or property occurring in, on or about the Premises or any part thereof; or (5) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease with which Tenant must comply or perform. In case any action or proceeding is brought against Landlord or any of the Landlord Related Parties by reason of any of the foregoing, Tenant shall, at Tenant's sole cost and expense, resist and defend such action or proceeding with counsel approved by Landlord or, at Landlord's option, reimburse Landlord for the cost of any counsel retained directly by Landlord to defend and resist such action or proceeding.

      B. Landlord and the Landlord Related Parties shall not be liable for, and Tenant hereby waives, all claims for loss or damage to Tenant's business or damage to person or property sustained by Tenant or any person claiming by, through or under Tenant (including Tenant's employees) resulting from any accident or occurrence in, on or about the Premises, the Building or the Property, including, without limitation, claims for loss, theft or damage resulting from: (1) the Premises, Building, or Property, or any equipment or appurtenances becoming out of repair; (2) wind or weather; (3) any defect in or failure to operate, for whatever reason, any sprinkler, heating or air-conditioning equipment, electric wiring, gas, water or steam pipes; (4) broken glass; (5) the backing up of any sewer pipe or downspout; (6) the bursting, leaking or running of any tank, water closet, drain or other pipe; (7) the escape of steam or water; (8) water, snow or ice being upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building; (9) the falling of any fixture, plaster, tile or other material; (10) any act, omission or negligence of other tenants, licensees or any other persons or occupants of the Building or of adjoining or contiguous buildings, or owners of adjacent or contiguous property or the public, or by construction of any private, public or quasi-public work; or (11) any other cause of any nature except, as to items 1 9, where such loss or damage is due to Landlord's or Landlord's Related Parties' negligence or willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises, and to use such other portions of the Building as Tenant is herein given the right to use, at Tenant's own risk.

      C. Except for losses, liabilities, obligations, damages, penalties, claims, costs, charges and expenses resulting from the negligence of Tenant and/or its agents, employees or contractors, and subject to the provisions of Article XVII hereof, Landlord shall indemnify, defend and hold Tenant, its principals, agents and employees (collectively the "Tenant Related Parties") harmless from and against all liabilities, obligations, damages (other than consequential damages), penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorneys' fees, which may be imposed upon, incurred by, or asserted against Tenant or any of the Tenant Related Parties and arising, directly or indirectly, out of or in connection with any of the following:(i) any work or thing done in, on or about the Common Areas or any part thereof by Landlord or any of its agents, contractors or employees; (ii) any use, non- use, possession, occupation, condition, operation, maintenance or management of the Common Areas or any part thereof by Landlord or any of its agents, contractors or employees (iii) any act or omission of Landlord or any of its agents, contractors or employees; and (iv) any injury or damage to any person or property occurring in, on or about the Common Areas or any part thereof; provided, however, that in each case such liability, obligation, damage, penalty, claim, cost, charge or expense results from the negligence of Landlord and/or its agents, employees or contractors.

      D. Subject to the provisions of Articles X, XXII and XXIII hereof, Tenant and the Tenant Related Parties shall not be liable for, and Landlord waives, all claims for loss or damage to Landlord's business or damage to person or property sustained by Landlord or any person claiming by, through or under Landlord (including Landlord's employees) resulting from any accident or occurrence in, on or about the Premises, the Building or the Property, including, without limitation, claims for loss, theft or damage resulting from: (1) the Premises, Building, or Property, or any equipment or appurtenances becoming out of repair:
          (2) wind or weather; (3) any defect in or failure to operate, for whatever reason, any sprinkler, heating or air-conditioning equipment, electric wiring, gas, water or steam pipes; (4) broken glass; (5) the backing up of any sewer pipe or downspout; (6) the bursting, leaking or running of any tank, water closet, drain or other pipe; (7) the escape of steam or water; (8) water, snow or ice being upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building; (9) the falling of any fixture, plaster, tile or other material; (10) any act, omission or negligence of other tenants, licensees or any other persons or occupants of the Building or of adjoining or contiguous buildings, of owners of adjacent or contiguous property or the public, or by construction of any private, public or quasi-public work; or (11) any other cause of any nature except, as to items (1) - (9), where such loss or damage is due to Tenant's negligence or willful failure to make repairs required to be made pursuant to other provisions of this Lease.

XVI. TENANT'S INSURANCE.

      A. At all times commencing on and after the earlier of the Commencement Date and the date Tenant or its agents, employees or contractors enters the Premises for any purpose, Tenant shall carry and maintain, at its sole cost and expense:

          1. Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of Two Million Dollars ($2,000,000.00).

          2. All Risks of Physical Loss Insurance written at replacement cost value and with a replacement cost endorsement covering all of Tenant's Property in the Premises except for Tenant's electronic and data processing equipment which shall be covered by All Risks of Physical Loss Insurance with a minimum limit of Four Hundred Sixty-Five Thousand Dollars ($465,000.00).

          3. Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute.

          4. Whenever good business practice, in Landlord's reasonable judgment, indicates the need of additional insurance coverage or different types of insurance in connection with the Premises or Tenant's use and occupancy thereof, and provided such requirement for additional insurance is consistent with those requirements by other landlords of similar class buildings in the Indianapolis metropolitan area for similarly situated tenants.Tenant shall, upon request, obtain such insurance at Tenant's expense and provide Landlord with evidence thereof.

      B. Except for items for which Landlord is responsible under the Work Letter Agreement, before any repairs, alterations, additions, improvements, or construction are undertaken by or on behalf of Tenant, Tenant shall carry and maintain, at its expense, or Tenant shall require any contractor performing work on the Premises to carry and maintain, at no expense to Landlord, in addition to workers' compensation insurance as required by the jurisdiction in which the Building is located, All Risk Builder's Risk Insurance in the amount of the replacement cost of any alterations, additions or improvements (or such other amount reasonably required by Landlord) and Commercial General Liability Insurance (including, without limitation, Contractor's Liability coverage, Contractual Liability coverage and Completed Operations coverage,) written on an occurrence basis with a minimum combined single limit of Two Million Dollars ($2,000,000.00) and adding the "owner(s) of the Building and its (or their) agents and mortgagee(s)" as additional insureds.

      C. Any company writing any insurance which Tenant is required to maintain or cause to be maintained pursuant to the terms of this Lease (all such insurance as well as any other insurance pertaining to the Premises or the operation of Tenant's business therein being referred to as "Tenant's Insurance"), as well as the form of such insurance, shall at all times be subject to Landlord's reasonable approval, and each such insurance company shall have an A.M. Best rating of "A-" or better and shall be licensed and qualified to do business in the state in which the Premises is located. All policies evidencing Tenant's Insurance (except for Workers' Compensation and All Risks of Physical Loss Insurance) shall specify Tenant as named insured and the "owner(s) of the Building and its (or their) agents and mortgagee(s)" as additional insureds. Provided that the coverage afforded Landlord and any designees of Landlord shall not be reduced or otherwise adversely affected, all of Tenant's Insurance may be carried under a blanket policy covering the Premises and any other of Tenant's locations. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) will give to Landlord and its designees at least thirty (30) days' advance written notice of any change, cancellation, termination or lapse of said insurance. Tenant shall be solely responsible for payment of premiums for all of Tenant's Insurance. Tenant shall deliver to Landlord at least fifteen
          (15) days prior to the time Tenant's Insurance is first required to be carried by Tenant, and upon renewals at least fifteen (15) days prior to the expiration of any such insurance coverage, a certificate of insurance of all policies procured by Tenant in compliance with its obligations under this Lease. The limits of Tenant's Insurance shall in no event limit Tenant's liability under this Lease.

      D. Tenant shall not do or fail to do anything in, upon or about the Premises which will: (1) violate the terms of any of Landlord's insurance policies; (2) prevent Landlord from obtaining policies of insurance acceptable to Landlord or any Mortgagees; or (3) result in an increase in the rate of any insurance on the Premises, the Building, any other property of Landlord or of others within the Building. In the event of the occurrence of any of the events set forth in this Section, Tenant shall pay Landlord upon demand, as Additional Base Rental, the cost of the amount of any increase in any such insurance premium, provided that the acceptance by Landlord of such payment shall not be construed to be a waiver of any rights by Landlord in connection with a default by Tenant under the Lease. If Tenant fails to obtain the insurance coverage required by this Lease, Landlord may, at its option, obtain such insurance for Tenant, and Tenant shall pay, as Additional Base Rental, the cost of all premiums thereon and all of Landlord's costs associated therewith.

XVII. SUBROGATION.

         Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant do hereby waive any and all right of recovery, claim, action or cause of action against the other, their respective principals, beneficiaries, partners, officers, directors, agents, and employees, and, with respect to Landlord, its Mortgagee(s), for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, by reason of fire, the elements or any other cause, regardless of cause or origin, including the negligence of Landlord or Tenant, or their respective principals, beneficiaries, partners, officers, directors, agents and employees and, with respect to Landlord, its Mortgagee(s), which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or in the future may issue, policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. In the event that Tenant is permitted to and self-insures any risk which would have been covered by the insurance required to be carried by Tenant pursuant to Article XVI of the Lease, or if Tenant fails to carry any insurance required to be carried by Tenant pursuant to Article XVI of this Lease, then all loss or damage to Tenant, its leasehold interest, its business, its property, the Premises or any additions or improvements thereto or contents thereof shall be deemed covered by and recoverable by Tenant under valid and collectible policies of insurance.

XVIII. LANDLORD'S INSURANCE.

         Landlord shall maintain property insurance on the Building in such amounts as Landlord reasonably elects. The cost of such insurance shall be included as a part of the Basic Costs, and payments for losses and recoveries thereunder shall be made solely to Landlord or the Mortgagees of Landlord as their interests shall appear.

XIX. CASUALTY DAMAGE.

         If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that in Landlord's reasonable judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises has been damaged by such casualty) or in the event Landlord will not be permitted by applicable law to rebuild the Building in substantially the same form as existed prior to the fire or casualty or in the event the Premises has been materially damaged and there is less than two (2) years of the Lease Term remaining on the date of such casualty or in the event any Mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination as soon as reasonably possible (taking into consideration all delays such as adjustment of insurance claims and obtaining approval from Landlord mortgagee(s)), but in all circumstances within ninety (90) days after the date of such casualty. Such termination shall be effective as of the date of fire or casualty, with respect to any portion of the Premises that was rendered untenantable, and the effective date of termination specified in Landlord's notice, with respect to any portion of the Premises that remained tenantable. If Landlord does not elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building (provided that Landlord shall not be required to restore any unleased premises in the Building) and the Leasehold Improvements (but excluding any improvements, alterations or additions made by Tenant in violation of this Lease) located within the Premises, if any, which Landlord has insured to substantially the same condition they were in immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord's obligation to restore the Building, and the Leasehold Improvements, if any, shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by the Landlord as a result of the casualty, provided that if Landlord does not have sufficient proceeds to substantially complete the restoration of the Leasehold Improvements in the Premises and Landlord elects not to fund any shortfall, Landlord shall so notify Tenant and Tenant, within ten (10) days thereafter, shall have the right to
terminate this Lease by the giving of written notice to Landlord.   If Tenant
terminates this Lease in accordance with the preceding sentence, the parties hereunder shall have no further obligations under this Lease effective on the date of such termination. When repairs to the Premises have been completed by Landlord, Tenant shall complete the restoration or replacement of all Tenant's Property necessary to permit Tenant's reoccupancy of the Premises, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant's ability to pay such costs prior to Landlord's commencement of repair and restoration of the Premises. Notwithstanding anything in this Article XIX to the contrary, if all or any portion of the Premises shall be made untenantable by a fire or other casualty, Landlord shall with reasonable promptness, cause an architect or general contractor selected by Landlord to estimate the amount of time required to substantially complete repair and restoration of the Premises and make the Premises tenantable again, using standard working methods (the "Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within nine (9) months from the date the repair and restoration is started, either party shall have the right to terminate this Lease by giving written notice to the other of such election within ten (10) days after its receipt of the Completion Estimate. If the Completion Estimate indicates that the Premises can be made tenantable within nine (9) months from the date the repair and restoration is started and Landlord has not otherwise exercised its right to terminate the Lease pursuant to the terms hereof, or if the Completion Estimate indicates that the Premises cannot be made tenantable within nine (9) months but neither party terminates this Lease pursuant to this
Article XIX, Landlord shall proceed with reasonable promptness to repair and restore the Premises. Notwithstanding the foregoing, if Landlord does not substantially complete the repair and restoration the Premises within two (2) months after the expiration of the estimated period of time set forth in the Completion Estimate, which period shall be extended to the extent of any Reconstruction Delays, then Tenant may terminate this Lease by written notice to Landlord within fifteen (15) days after the expiration of such period, as the same may be extended. For purposes of this Lease, the term "Reconstruction Delays" shall mean: (i) any delays caused by the insurance adjustment process,
(ii) any delays caused by Tenant, and (iii) any delays caused by events of Force Majeure.

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

For purposes hereof, Landlord shall be deemed to have comparable space if it has space available on any floor of the Building that is approximately the same size as the space Tenant desires to sublet or assign. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent on a per diem basis during the time and to the extent any damage to the Premises causes the Premises to be rendered untenantable and not used by Tenant. Notwithstanding anything contained herein to the contrary, in the event a casualty to fifty percent (50%) or more of the Premises results in Tenant being unable to operate its business in the entire Premises (and Tenant actually ceases to operate its business in the entire Premises) and provided that the casualty is not caused by or attributable to Tenant, its agents, assignees, concessionaires, employees, contractors, or invitees, Base Rental and Additional Base Rental for the entire Premises shall abate during the
period of untenantability pursuant to the terms hereof.   Notwithstanding the
foregoing, Landlord shall have the right to perform any work necessary, such as the erection of demising walls and construction of alternate exits and entrances, to allow Tenant to operate its business in that portion of the Premises not damaged or destroyed. If Landlord performs such work and Tenant is reasonably able to operate its business in the portion of the Premises not damaged or destroyed, Rent for such space shall cease to abate on the date that such work by Landlord is substantially complete. If the Premises or any other portion of the Building is damaged by fire or other casualty resulting from the negligence of Tenant or any Tenant Related Parties, the Rent hereunder shall not be diminished during any period during which the Premises, or any portion thereof, is untenantable (except to the extent Landlord is entitled to be reimbursed by the proceeds of any rental interruption insurance), and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds. Landlord and Tenant hereby waive the provisions of any law from time to time in effect during the Lease Term relating to the effect upon leases of partial or total destruction of leased property. Landlord and Tenant agree that their respective rights in the event of any damage to or destruction of the Premises shall be those specifically set forth herein.

XX. DEMOLITION.

         During the Renewal Term, if any, Landlord shall have the right to terminate this Lease Agreement if Landlord proposes or is required, for any reason, to remodel, remove, or demolish the Building or any substantial portion thereof. Such cancellation shall be exercised by Landlord by the service of not less than one hundred eighty (180) days' written notice of such termination. Such notice shall set forth the date upon which the termination will be effective. No money or other consideration shall be payable by Landlord to Tenant for Landlord's exercise of this right, and the right is hereby reserved to Landlord and all purchasers, successors, assigns, transferees, and ground tenants of Landlord, as the case may be, and is in addition to all other rights of Landlord. Tenant has read the foregoing and understands that Landlord has a right to terminate this Lease as provided above.

XXI. CONDEMNATION.

         If (a) the whole or any substantial part of the Premises or (b) any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease effective as of the date the physical taking of said Premises or said portion of the Building or Property shall occur. In the event this Lease is not terminated, the Rentable Area of the Building, the Rentable Area of the Premises and Tenant's Pro Rata Share shall be appropriately adjusted. In addition, Rent for any portion of the Premises so taken or condemned shall be abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant, which Tenant specifically reserves to itself.

XXII. EVENTS OF DEFAULT.

The following events shall be deemed to be events of default under this Lease:

      A. Tenant shall fail to pay when due any Base Rental, Additional Base Rental or other Rent under this Lease and such failure shall continue for ten (10) days after written notice from Landlord (hereinafter sometimes referred to as a "Monetary Default").

      B. Any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, including, without limitation, the rules and regulations, which failure is not cured within twenty (20) days after delivery to Tenant of notice of the occurrence of such failure, provided that if any such failure creates a hazardous condition, such failure must be cured immediately. Notwithstanding the foregoing, if Tenant fails to comply with any particular provision or covenant of this Lease, including, without limitation, Tenant's obligation to pay Rent when due, on three (3) occasions during any twelve (12) month period, any subsequent violation of such provision or covenant shall be considered to be an incurable default by Tenant.

      C. Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall commit an act of bankruptcy or shall make an assignment for the benefit of creditors, or Tenant shall admit in writing its inability to pay its debts as they become due.

      D. Tenant shall file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder; or a petition or answer proposing the adjudication of Tenant as a debtor or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof.

      E. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or of the Premises or of any of Tenant's Property located thereon in any proceeding brought by Tenant or any such receiver or trustee shall be appointed in any proceeding brought against Tenant and shall not be discharged within sixty (60) days after such appointment or Tenant shall consent to or acquiesce in such appointment.

      F. The leasehold estate hereunder shall be taken on execution or other process of law or equity in any action against Tenant.

      G. Tenant shall abandon or vacate any substantial portion of the Premises without the prior written permission of Landlord.

      H. Tenant shall fail to take possession of and occupy the Premises within thirty (30) days following the Commencement Date and thereafter continuously conduct its operations in the Premises for the Permitted Use.

      I. The liquidation, termination, dissolution, forfeiture of right to do business, or death of Tenant.

      J. Tenant is in default beyond any notice and cure period under any other lease with Landlord.

XXIII. REMEDIES.

      A. Upon the occurrence of any event or events of default under this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed in Article XXII above) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations due [except as expressly prescribed in Article XXII above] and waives any and all other notices or demand requirements imposed by applicable law):

             1. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises upon termination of the Lease hereunder, Landlord may without prejudice to any other remedy which it may have, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof, and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage, including consequential damage, which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, specifically including but not limited to all Costs of Reletting (hereinafter defined) and any deficiency that may arise by reason of any reletting or failure to relet. Landlord agrees to use reasonable efforts to mitigate damages, provided that such reasonable efforts shall not require Landlord to relet the Premises in preference to any other space in the Building or to relet the Premises to any party that Landlord could reasonably reject as a transferee pursuant to Article XIII hereof.

             2. Enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying said Premises, or any part thereof, without having any civil or criminal liability therefor and without terminating this Lease. Landlord may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant for such term or terms which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its absolute discretion may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Tenant agrees to pay Landlord on demand all Costs of Reletting and any deficiency that may arise by reason of such reletting or failure to relet. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any Rent due upon any such reletting. No such re- entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant. Landlord agrees to use reasonable efforts to mitigate damages, provided that such reasonable efforts shall not require Landlord to relet the Premises in preference to any other space in the Building or to relet the Premises to any party that Landlord could reasonably reject as a transferee pursuant to Article XIII hereof.

             3. Enter upon the Premises without having any civil or criminal liability therefor, and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expense which Landlord may incur in thus affecting compliance with Tenant's obligations under this Lease together with interest at the lesser of a per annum rate equal to: (a) the Maximum Rate, or (b) the Prime Rate plus five percent (5%).

             4. In order to regain possession of the Premises and to deny Tenant access thereto in any instance in which Landlord has terminated this Lease or Tenant's right to possession, or to limit access to the Premises in accordance with local law in the event of a default by Tenant, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant. Landlord shall have no obligation to provide Tenant a key or grant Tenant access to the Premises so long as Tenant is in default under this Lease. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys' fees, by reason of

                  Landlord's alteration or change of any lock or other security device. Landlord may, without notice, remove and either dispose of or store, at Tenant's expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof.

             5. Terminate this Lease, in which event, Tenant shall immediately surrender the Premises to Landlord and pay to Landlord the sum of: (a) all Rent accrued hereunder through the date of termination, and, upon Landlord's determination thereof, (b) an amount equal to: the total Rent that Tenant would have been required to pay for the remainder of the Lease Term discounted to present value at the Prime Rate then in effect, minus the then present fair rental value of the Premises for the remainder of the Lease Term, similarly discounted, after deducting all anticipated Costs of Reletting (as defined below).

      B. For purposes of this Lease, the term "Costs of Reletting" shall mean all costs and expenses incurred by Landlord in connection with the reletting of the Premises, including without limitation, the cost of cleaning, renovation, repairs, decoration and alteration of the Premises for a new tenant or tenants, advertisement, marketing, brokerage and legal fees (if and to the extent permitted by law), the cost of protecting or caring for the Premises while vacant, the cost of removing and storing any property located on the Premises, any increase in insurance premiums caused by the vacancy of the Premises and any other out-of-pocket expenses incurred by Landlord including tenant incentives, allowances and inducements.

      C. Except as otherwise herein provided, no repossession or re-entering of the Premises or any part thereof pursuant to Article XXIII hereof or otherwise shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. Notwithstanding any such repossession or re-entering by reason of the occurrence of an event of default, Tenant will pay to Landlord the Rent required to be paid by Tenant pursuant to this Lease.

      D. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

      E. This Article XXIII shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

XXIV. LIMITATION OF LIABILITY.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD HEREUNDER) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING, AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST THE LANDLORD, IT BEING INTENDED THAT NEITHER LANDLORD NOR ANY MEMBER, PRINCIPAL, PARTNER, SHAREHOLDER, OFFICER, DIRECTOR OR BENEFICIARY OF LANDLORD SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR AN ALLEGED DEFAULT BY LANDLORD HEREUNDER, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST

LIENS ON THE PROPERTY, BUILDING OR PREMISES NOTICE AND REASONABLE TIME TO CURE SUCH ALLEGED DEFAULT BY LANDLORD. IN ADDITION, TENANT ACKNOWLEDGES THAT EQUITY OFFICE HOLDINGS, L.L.C., AND EQUITY OFFICE PROPERTIES, L.L.C., ARE ACTING SOLELY IN THEIR CAPACITY AS AGENTS FOR LANDLORD AND SHALL NOT BE LIABLE FOR ANY OBLIGATIONS, LIABILITIES, LOSSES OR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, ALL OF WHICH ARE EXPRESSLY WAIVED BY TENANT.

XXV. NO WAIVER.

         Failure of Landlord to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default shall not constitute a waiver of such default, nor shall it constitute an estoppel against Landlord, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by Landlord to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

XXVI. EVENT OF BANKRUPTCY.

         In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:

      A. "Adequate protection" of Landlord's interest in the Premises pursuant to the provisions of Section 361 and 363 (or their successor sections) of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., (such Bankruptcy Code as amended from time to time being herein referred to as the "Bankruptcy Code"), prior to assumption and/or assignment of the Lease by Tenant shall include, but not be limited to all (or any part) of the following:

          1. the continued payment by Tenant of the Base Rental and all other Rent due and owing hereunder and the performance of all other covenants and obligations hereunder by Tenant;

          2. the furnishing of an additional/new security deposit by Tenant in the amount of three (3) times the then current monthly Base Rental.

      B. "Adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new Security Deposit in the amount of three (3) times the then current Base Rental payable hereunder.

      C. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

      D. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of the Landlord under this Lease, whether or not expressly denominated as "Rent," shall constitute "rent" for the purposes of Section 502(b) (6) of the Bankruptcy Code.

      E. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord (including Base Rentals and other Rent hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust by Tenant or Tenant's bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

      F. If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed offer/assignment, setting forth: (1) the name and address of such person or entity, (2) all of the terms and conditions of such offer, and (3) the adequate assurance to be provided Landlord to assure such person's or entity's future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such persons or entity, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

      G. To the extent permitted by law, Landlord and Tenant agree that this Lease is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of Sections 365(c) and 365(e) (2) of the Bankruptcy Code.

XXVII. WAIVER OF JURY TRIAL.

         Landlord and Tenant hereby waive any right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Lease. This waiver is knowingly, intentionally, and voluntarily made by Tenant, and Tenant acknowledges that neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. Tenant further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this Lease and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.

XXVIII. RELOCATION.

INTENTIONALLY OMITTED.

XXIX. HOLDING OVER.

         In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to Articles XXII and XXIII hereof, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year, but Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to 150% of the sum of the Base Rental and Additional Base Rental due for the period immediately preceding such holding over, provided that in no event shall Base Rental and Additional Base Rental during the holdover period be less than the fair market rental for the Premises, and provided further if the holding over continues for more than thirty (30) days, effective as of the thirty-first day, holdover rent shall increase to 200% of the sum of the Base Rental and Additional Base Rental due for the period immediately preceding such holding over. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the term of this Lease shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise. In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant also shall be liable to Landlord for all damage, including any consequential damage, which Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by

Landlord in delivering possession of the Premises to such other tenant or prospective tenant. Notwithstanding the foregoing, Tenant's liability for any consequential damage shall be limited to damages suffered by Landlord following the thirtieth (30th) day of Tenant's holdover in the Premises.

XXX. SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE.

         Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, ground lease or other lien presently existing or hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications, refinancings and extensions thereof (any such mortgage, deed of trust, lease or other lien being hereinafter referred to as a "Mortgage", and the person or entity having the benefit of same being referred to hereinafter as a "Mortgagee"), but Tenant agrees that any such Mortgagee shall have the right at any time to subordinate such Mortgage to this Lease on such terms and subject to such conditions as such Mortgagee may deem appropriate in its discretion. This clause shall be self-operative and no further instrument of subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any Mortgage, and Tenant agrees upon demand to execute such further instruments subordinating this Lease, acknowledging the subordination of this Lease or attorning to the holder of any
such Mortgage as Landlord may request.   Upon written request by Tenant,
Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord's then current mortgagee on such mortgagee's then current standard form of agreement. "Reasonable efforts" of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the mortgagee. Upon request of Landlord, Tenant will execute the mortgagees form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the mortgagee. Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by
Landlord hereunder.   The terms of this Lease are subject to approval by the
Landlord's existing lender(s) and any lender(s) who, at the time of the execution of this Lease, have committed or are considering committing to Landlord to make a loan secured by all or any portion of the Property, and such approval is a condition precedent to Landlord's obligations hereunder. Notwithstanding the foregoing, with respect to any mortgage, deed of trust, lease or other lien that hereafter becomes a lien or charge upon the Building or the Property (a "Subsequent Mortgage", and the person or entity having the benefit of same being referred to hereinafter as a "Subsequent Mortgagee"), Tenant agrees to subordinate this Lease to such Subsequent Mortgage and attorn to such Subsequent Mortgagee thereunder by written agreement provided the Subsequent Mortgagee under any such Subsequent Mortgage provides Tenant with a non-disturbance agreement (which may be part of the subordination and attornment agreement). Such subordination, non-disturbance and attornment agreement ("SNDA") in favor of Tenant shall be in customary form and shall provide that, so long as Tenant is paying the rent due under the Lease and is not otherwise in default under the Lease, its right to possession and the other terms of the Lease shall remain in full force and effect. Such SNDA may provide Subsequent Mortgagee with additional time to cure defaults of the Landlord and may provide that (a) neither Subsequent Mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Base Rental, Additional Base Rental, or other sum due hereunder for more than one (1) month in advance or (ii) any amendment or modification of the Lease made without the express written consent of Subsequent Mortgagee or any successor-in-interest; (b) neither Subsequent Mortgagee nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), (ii) the breach of any warranties or obligations relating to construction of improvements on the property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by Subsequent Mortgagee; and (c) neither Subsequent Mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord). Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant as aforedescribed shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be an event of default by Landlord hereunder nor shall Landlord incur any liability as a result thereof. Tenant shall be responsible for all costs imposed by the Subsequent Mortgagee (including reasonable attorney's fees) in connection with the preparation and negotiation of any such SNDA. If any person shall succeed to all or part of Landlord's interests in the Premises whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if and as so requested or required by such successor-in-interest, Tenant shall, without charge, attorn to such successor-in-interest provided Tenant receives a non-disturbance agreement from such party satisfying the requirements provided above. Tenant agrees that any Present Mortgagee or Subsequent Mortgagee (the Present Mortgagee and Subsequent Mortgagee collectively are referred to as a "Mortgagee") shall have the right at any time to subordinate such Present Mortgage or Subsequent Mortgage (collectively referred to as "Mortgage") to this Lease on such terms and subject to such conditions as such Mortgage may deem appropriate in its discretion. In the event that Tenant should fail to execute any subordination or other agreement required by this Article promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest in Landlord and is accordingly irrevocable. If any person shall succeed to all or part of Landlord's interests in the Premises whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if and as so requested or required by such successor-in-interest, Tenant shall, without charge, attorn to such successor-in-interest. Tenant agrees that it will from time to time upon request by Landlord and, within five (5) days of the date of such request, execute and deliver to such persons as Landlord shall request an estoppel certificate or other similar statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

XXXI. ATTORNEYS' FEES.

         In the event that Landlord should retain counsel and/or institute any suit against Tenant for violation of or to enforce any of the covenants or conditions of this Lease, or should Tenant institute any suit against Landlord for violation of any of the covenants or conditions of this Lease, or should either party intervene in any suit in which the other is a party to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to all of its costs, expenses and reasonable fees of its attorney(s) (if and to the extent permitted by law) in connection therewith.

XXXII. NOTICE.

         Whenever any demand, request, approval, consent or notice ("Notice") shall or may be given to either of the parties by the other, each such Notice shall be in writing and shall be sent by registered or certified mail with return receipt requested, or sent by overnight courier service (such as Federal Express) at the respective addresses of the parties for notices as set forth in
Section I.A.10. of this Lease, provided that if Tenant has vacated the Premises or is in default of this Lease Landlord may serve Notice by any manner permitted by law. Any Notice under this Lease delivered by registered or certified mail shall be deemed to have been given and effective on the earlier of (a) the third day following the day on which the same shall have been mailed with sufficient postage prepaid or (b) the delivery date indicated on the return receipt. Notice sent by overnight courier service shall be deemed given and effective upon the day after such notice is delivered to or picked up by the overnight courier service. Either party may, at any time, change its Notice Address by giving the other party Notice stating the change and setting forth the new address.

XXXIII. LANDLORD'S LIEN.

INTENTIONALLY OMITTED.

XXXIV. EXCEPTED RIGHTS.

         This Lease does not grant any rights to light or air over or about the Building.

Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Premises, all rights to the land and improvements below the improved floor level of the Premises, the improvements and air rights above the Premises and the improvements and air rights located outside the demising walls of the Premises, and such areas within the Premises as are required for installation of utility lines and other installations required to serve any occupants of the Building and the right to maintain and repair the same, and no rights with respect thereto are conferred upon Tenant unless otherwise specifically provided herein. Landlord further reserves to itself the right from time to time: (a) to change the Building's name or street address; (b) to install, fix and maintain signs on the exterior and interior of the Building;
(c) to designate and approve window coverings; (d) to make any decorations, alterations, additions, improvements to the Building, or any part thereof (including the Premises) which Landlord shall desire, or deem necessary for the safety, protection, preservation or improvement of the Building, or as Landlord may be required to do by law; (e) to have access to the Premises to perform its duties and obligations and to exercise its rights under this Lease; (f) to retain at all times and to use pass-keys to all locks within and into the Premises; (g) to approve the weight, size, or location of heavy equipment, or articles in and about the Premises; (h) to close or restrict access to the Building at all times other than Normal Business Hours subject to Tenant's right to admittance at all times under such regulations as Landlord may prescribe from time to time, or to close (temporarily or permanently) any of the entrances to the Building; (i) to change the arrangement and/or location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building; (j) if Tenant has vacated the Premises during the last six (6) months of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then existing improvements to the Premises; and (k) to grant to anyone the exclusive right to conduct any business or undertaking in the Building. Landlord, in accordance with Article XII hereof, shall have the right to enter the Premises in connection with the exercise of any of the rights set forth herein and such entry into the Premises and the performance of any work therein shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

XXXV. SURRENDER OF PREMISES.

         At the expiration or earlier termination of this Lease or Tenant's right of possession hereunder, Tenant shall remove all Tenant's Property from the Premises, remove all Required Removables designated by Landlord and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear excepted. If Tenant fails to remove any of Tenant's Property within one (1) day after the termination of this Lease or Tenant's right to possession hereunder, Landlord, at Tenant's sole cost and expense, shall be entitled to remove and/or store such Tenant's Property and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all expenses caused by such removal and all storage charges against such property so long as the same shall be in the possession of Landlord or under the control of Landlord. In addition, if Tenant fails to remove any Tenant's Property from the Premises or storage, as the case may be, within ten (10) days after written notice from Landlord, Landlord, at its option, may deem all or any part of such Tenant's Property to have been abandoned by Tenant and title thereof shall immediately pass to Landlord.

XXXVI. MISCELLANEOUS.

      A. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. This Lease represents the result of negotiations between Landlord and Tenant, each of which has been (or has had opportunity to be) represented by counsel of its own selection, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Consequently, Landlord and Tenant agree that the language in all parts of the Lease shall in all cases be construed as a whole according to its fair meaning and neither strictly for nor against Landlord or Tenant.

      B. Tenant agrees not to record this Lease or any memorandum hereof without Landlord's prior written consent. Upon written request by Tenant, Landlord shall execute a Memorandum of Lease the form attached hereto as Exhibit "G" which Tenant may record at Tenant's sole cost and expense.

      C. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

      D. Events of "Force Majeure" shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental law, regulations or restrictions and any other cause whatsoever that is beyond the control of Landlord. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

      E. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

      F. Tenant hereby represents to Landlord that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Landlord agrees to pay a brokerage commission to Broker in accordance with the terms of that certain commission agreement dated January 8, 1996 between Landlord and Broker.

      G. If there is more than one Tenant, or if the Tenant is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

      H. In the event Tenant is a corporation (including any form of professional association), partnership (general or limited), or other form of organization other than an individual (each such entity is individually referred to herein as an "Organizational Entity"), then each individual executing or attesting this Lease on behalf of Tenant hereby covenants, warrants and represents: (1) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant;
          (2) that this Lease is binding upon Tenant; (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located; and (4) that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound. If Tenant is an Organizational Entity, upon request, Tenant will, prior to the Commencement Date, deliver to Landlord true and correct copies of all organizational documents of Tenant, including, without limitation, copies of an appropriate resolution or consent of Tenant's board of directors or other appropriate governing body of Tenant authorizing or ratifying the execution and delivery of this Lease, which resolution or consent will be duly certified to Landlord's satisfaction by an appropriate individual with authority to certify such documents, such as the secretary or assistant secretary or the managing general partner of Tenant.

      I. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease. At any time during the Lease Term, Tenant shall provide Landlord, upon ten (10) days' prior written notice from Landlord, with a current financial statement and financial statements of the two (2) years prior to the current financial statement year and such other information as Landlord or its Mortgagee may request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

      J. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease. This Lease shall create the relationship of Landlord and Tenant between the parties hereto.

      K. This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and Tenant and their respective permitted successors and assigns.

      L. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

      M. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no affect upon the construction or interpretation of any part hereof.

      N. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant and an original Guaranty, if any, executed by each Guarantor is delivered to and accepted by Landlord, and this Lease has been approved by Landlord's Mortgagees, if required.

XXXVII. ENTIRE AGREEMENT.

    This Lease Agreement, including the following Exhibits:

      Exhibit A     - Outline and Location of Premises

      Exhibit B     - Rules and Regulations

      Exhibit C     - Commencement Letter

      Exhibit D     - Turn-Key Work Letter Agreement

      Exhibit D-1   - Build-Out Guidelines and Preliminary Plan

      Exhibit E     - Additional Provisions

      Exhibit E-1   - Offering Space

      Exhibit F     -  Janitorial Specifications

      Exhibit G     -  Memorandum of Lease

      constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT LANDLORD HAS NOT MADE AND IS NOT MAKING, AND TENANT, IN EXECUTING AND DELIVERING THIS LEASE, IS NOT RELYING UPON, ANY WARRANTIES, REPRESENTATIONS, PROMISES OR STATEMENTS, EXCEPT TO THE EXTENT THAT THE SAME ARE EXPRESSLY SET FORTH IN THIS LEASE. ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THE PARTIES ARE MERGED IN THIS LEASE WHICH ALONE FULLY AND COMPLETELY EXPRESSES THE AGREEMENT OF THE PARTIES, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATION NOT EMBODIED IN THIS LEASE. THIS LEASE MAY BE MODIFIED ONLY BY A WRITTEN AGREEMENT SIGNED BY LANDLORD AND TENANT. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, ALL OF WHICH ARE HEREBY WAIVED BY TENANT, AND THAT THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

WITNESS/ATTEST:                        LANDLORD:  FIRST CAPITAL INSURED REAL
                                       ESTATE LIMITED PARTNERSHIP, an Illinois
                                       limited partnership


                                       BY:  EQUITY OFFICE HOLDINGS, L.L.C.,
                                       a Delaware limited liability company,
                                       as agent


__________________________________     By:_____________________________________

Name (print): Phyllis Larson           Name:   Michael Sheinkop

__________________________________     Title:  Senior Vice President, Asset
                                               Management

Name (print): David Upshaw             Date:   2/13/96


WITNESS/ATTEST:                        TENANT:  GARDNER & WHITE CORPORATION, an
                                       Indiana corporation


__________________________________     By:_____________________________________

Name (print): Mary Lee Weintraut       Name:   Edward M. Bull

__________________________________     Title:  President

Name (print): C. David Schweitzer      Date:   2/13/96


WITNESS/ATTEST:                        GARDNER & WHITE, Inc., an Indiana
                                       corporation


__________________________________     By:_____________________________________

Name (print): Mary Lee Weintraut       Name:   Edward M. Bull

__________________________________     Title:  President

Name (print): C. David Schweitzer      Date:   2/13/96


WITNESS/ATTEST:                        GARDNER & WHITE CONSULTING SERVICES,
                                       INC., d/b/a WTR, an Indiana corporation


__________________________________     By:_____________________________________

Name (print): Mary Lee Weintraut       Name:   Edward M. Bull

__________________________________     Title:  President

Name (print): C. David Schweitzer      Date    2/13/96

                                   EXHIBIT A

                        OUTLINE AND LOCATION OF PREMISES
                        --------------------------------


         This Exhibit is attached to and made a part of the Lease dated 2/13, 1996, by and between FIRST CAPITAL INSURED REAL ESTATE LIMITED PARTNERSHIP, an Illinois limited partnership, by its agent Equity Office Holdings, L.L.C., a Delaware limited liability company, ("Landlord"), and GARDNER & WHITE CORPORATION, an Indiana corporation, GARDNER & WHITE, INC., an Indiana corporation and GARDNER & WHITE CONSULTING SERVICES, INC. D/B/A WTR, an Indiana corporation (collectively referred to as "Tenant") for space in the Building located at 8902 North Meridian Street, Indianapolis, Indiana.

                                   EXHIBIT B

                         BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage associated therewith (if any), the Property and the appurtenances thereto:

       1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material of any nature shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in common areas or elsewhere in or about the Building or Property.

       2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not in any case be responsible therefor.

       3. No signs, advertisements or notices shall be painted or affixed on or to any windows, doors or other parts of the Building, except those of such color, size, style and in such places as shall be first approved in writing by Landlord. No nails, hooks or screws shall be driven or inserted into any part of the Premises or Building except by the Building maintenance personnel, nor shall any part of the Building be defaced by Tenant.

       4. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board listing all Tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

       5. Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord's prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys shall be returned to Landlord at the expiration or earlier termination of this Lease.

       6. All contractors, contractor's representatives, and installation technicians performing work in the Building shall be subject to Landlord's prior approval and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, as the same may be revised from time to time. Tenant shall be solely responsible for complying with all applicable laws, codes and ordinances pursuant to which said work shall be performed.

       7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to hours designated by Landlord. Tenant must seek Landlord's prior approval by providing in writing a detailed listing of any such activity. If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord. Landlord may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk for damage to articles moved and injury to any persons resulting from such activity. If any equipment, property, and/or personnel of Landlord or of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom.

       8. Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment or items, which in all cases shall not in the opinion of Landlord exceed acceptable floor loading and weight distribution requirements. All damage done to the Building by the installation, maintenance, operation, existence or removal of any property of Tenant shall be repaired at the expense of Tenant.

       9.   Corridor doors, when not in use, shall be kept closed.

       10. Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them;
            (2) solicit business or distribute, or cause to be distributed, in any portion of the Building any handbills, promotional materials or other advertising; or (3) conduct or permit any other activities in the Building that might constitute a nuisance.

       11. No animals, except seeing eye dogs, shall be brought into or kept in, on or about the Premises.

       12. No inflammable, explosive or dangerous fluid or substance shall be used or kept by Tenant in the Premises or Building. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or hereafter considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental law which may now or hereafter be in effect. If Landlord does give written consent to Tenant pursuant to the foregoing sentence, Tenant shall comply with all applicable laws, rules and regulations pertaining to and governing such use by Tenant, and shall remain liable for all costs of cleanup or removal in connection therewith.

       13. Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises or the Building; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

       14. Tenant shall not take any action which would violate Landlord's labor contracts affecting the Building or which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any other tenant or occupant of the Building or with the rights and privileges of any person lawfully in the Building. Tenant shall take any actions necessary to resolve any such work stoppage, picketing, labor disruption, dispute or interference and shall have pickets removed and, at the request of Landlord, immediately terminate at any time any construction work being performed in the Premises giving rise to such labor problems, until such time as Landlord shall have given its written consent for such work to resume. Tenant shall have no claim for damages of any nature against Landlord or any of the Landlord Related Parties in connection therewith, nor shall the date of the commencement of the Term be extended as a result thereof.

       15. Tenant shall utilize the termite and pest extermination service designated by Landlord to control termites and pests in the Premises. Except as included in Basic Costs, Tenant shall bear the cost and expense of such extermination services.

       16. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Landlord, taking into consideration the overall electrical system and the present and future requirements therefor in the Building. Tenant shall not furnish any cooling or heating to the Premises, including, without limitation, the use of any electronic or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines available to service the Building.

       17. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant's employees, and then only if such operation does not violate the lease of any other tenant of the Building.

       18. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

       19. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant, Tenant's agents, employees, contractors, guests and invitees shall comply with Landlord's reasonable requirements relative thereto.

       20. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's opinion may tend to impair the reputation of the Building or its desirability for Landlord or other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

       21. Tenant shall carry out Tenant's permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

       22. Canvassing, soliciting, and peddling in or about the Building is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

       23. At no time shall Tenant permit or shall Tenant's agents, employees, contractors, guests, or invitees smoke in any common area of the Building, unless such common area has been declared a designated smoking area by Landlord.

       24. Tenant shall observe Landlord's rules with respect to maintaining standard window coverings at all windows in the Premises so that the Building presents a uniform exterior appearance. Tenant shall ensure that to the extent reasonably practicable, window coverings are closed on all windows in the Premises while they are exposed to the direct rays of the sun.

       25. All deliveries to or from the Premises shall be made only at such times, in the areas and through the entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may interfere with the use by any other tenant of its premises or of any common areas, any pedestrian use of such area, or any use which is inconsistent with good business practice.

       26. The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and such cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles necessary to prevent unreasonable hardship to Landlord regarding cleaning service.

                                   EXHIBIT D

                              TURN-KEY WORK LETTER
                              --------------------

         This Exhibit is attached to and made a part of the Lease dated ______, 1996, by and between FIRST CAPITAL INSURED REAL ESTATE LIMITED PARTNERSHIP, AN ILLINOIS LIMITED PARTNERSHIP, by its agent Equity Office Holdings, L.L.C., a Delaware limited liability company, ("Landlord"), and GARDNER & WHITE CORPORATION, AN INDIANA CORPORATION, GARDNER & WHITE, INC., AN INDIANA CORPORATION AND GARDNER & WHITE CONSULTING SERVICES, INC. D/B/A WTR, AN INDIANA CORPORATION, (collectively referred to as "Tenant") for space in the Building located at 8902 North Meridian Street, Indianapolis, Indiana.


         1. This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the preparation of the Premises for Tenant's occupancy. All improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to as the "Landlord Work." It is agreed that construction of the Landlord Work is intended to be "turn-key" and will be completed at Landlord's sole cost and expense. The Premises shall be constructed in accordance with that certain Build-Out Guideline dated November 2, 1995 and Preliminary Plan #3 dated January ___________, 1996 prepared by Design Plan attached hereto as Exhibit D-1. Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and\or approve of any subcontractors used in connection with the Landlord Work.

         2. Provided that Tenant is not in default, space planning, architectural and engineering (mechanical, electrical and plumbing) drawings for the Landlord Work shall be prepared at Landlord's sole cost and expense, subject to an allowance (the "Plans Allowance") in an amount not to exceed Forty-Four Thousand One Hundred Sixty-Eight and 75/100 Dollars ($44,168.75)(i.e., $1.25 per rentable square foot of the Premises). In the event the Plans Allowance shall not be sufficient to complete the "Plans" (hereinafter defined), Tenant shall pay any excess costs. In the event the Plans Allowance exceeds the cost of the Plans, any remaining Plans Allowance shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto. The space planning, architectural and mechanical drawings are collectively referred to herein as the "Plans".

         3. If Tenant shall request any change, addition or alteration in any of the Plans after approval by Landlord, Landlord shall have such revisions to the drawings prepared, and Tenant shall reimburse Landlord for the cost thereof upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost, if any, which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant shall, within one (1) Business Day, notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant's decision, in which event Tenant shall be responsible for any Delay in completion of the Premises resulting therefrom. In the event such revisions result in a higher estimate of the cost of construction and/or higher actual construction costs, Tenant shall pay such excess costs upon demand.

         4. This Exhibit D shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of this Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the day and year first above written.


WITNESS/ATTEST:                        LANDLORD:  FIRST CAPITAL INSURED REAL
                                       ESTATE LIMITED PARTNERSHIP, an Illinois
                                       limited partnership


                                       BY:  EQUITY OFFICE HOLDINGS, L.L.C.,
                                       a Delaware limited liability company,
                                       as agent


__________________________________     By:_____________________________________

Name (print): Phyllis Larson           Name:   Michael Sheinkop

__________________________________     Title:  Senior Vice President, Asset
                                               Management

Name (print): David Upshaw             Date:   2/13/96


WITNESS/ATTEST:                        TENANT:  GARDNER & WHITE CORPORATION, an
                                       Indiana corporation


__________________________________     By:_____________________________________

Name (print): Mary Lee Weintraut       Name:   Edward M. Bull

__________________________________     Title:  President

Name (print): C. David Schweitzer      Date:   2/13/96


WITNESS/ATTEST:                        GARDNER & WHITE, Inc., an Indiana
                                       corporation


__________________________________     By:_____________________________________

Name (print): Mary Lee Weintraut       Name:   Edward M. Bull

__________________________________     Title:  President

Name (print): C. David Schweitzer      Date:   2/13/96


WITNESS/ATTEST:                        GARDNER & WHITE CONSULTING SERVICES,
                                       INC., d/b/a WTR, an Indiana corporation


__________________________________     By:_____________________________________

Name (print): Mary Lee Weintraut       Name:   Edward M. Bull

__________________________________     Title:  President

Name (print): C. David Schweitzer      Date:   2/13/96

                                  EXHIBIT D-1

                   BUILD-OUT GUIDELINES AND PRELIMINARY PLAN
                   -----------------------------------------

                                   EXHIBIT E

                             ADDITIONAL PROVISIONS
                             ---------------------

         This Exhibit is attached to and made a part of the Lease dated _______, 1996, by and between FIRST CAPITAL INSURED REAL ESTATE LIMITED PARTNERSHIP, AN ILLINOIS LIMITED PARTNERSHIP, by its agent Equity Office Holdings, L.L.C., a Delaware limited liability company, ("Landlord"), and GARDNER & WHITE CORPORATION, AN INDIANA CORPORATION, GARDNER & WHITE, INC., AN INDIANA CORPORATION AND GARDNER & WHITE CONSULTING SERVICES, INC. D/B/A WTR, AN INDIANA CORPORATION, (collectively referred to as "Tenant") for space in the Building located at 8902 North Meridian Street, Indianapolis, Indiana.

I) MOVING ALLOWANCE. Landlord, provided Tenant is not in default, shall provide Tenant with an allowance (the "Moving Allowance") in the amount of One Hundred Four Thousand Two Hundred Thirty- Eight and 25/100 Dollars ($104,238.25)(i.e., $2.95 per rentable square foot of the Premises) to be applied toward the cost of moving Tenant's furniture, equipment and other personal property into the Premises and Tenant's wiring and cabling of the Premises. Landlord shall disburse the Moving Allowance, or applicable portion thereof, to Tenant within thirty (30) days after the later to occur of (i) receipt of paid invoices from Tenant with respect to Tenant's actual costs of moving, wiring and cabling as described above, and (ii) the Commencement Date.


II)      RENEWAL OPTION.

         A. Tenant shall have the right to extend the Lease Term for one additional period of five (5) years commencing on the day following the Termination Date of the initial Lease Term and ending on the last day of the 60th month anniversary of the Termination Date (the "Renewal Term"), if:

         1. Landlord receives notice of exercise ("Renewal Notice") not less then twelve (12) full calendar months prior to the expiration of the initial Lease Term and not more than fifteen (15) full calendar months prior to the expiration of the initial Lease Term; and

         2. Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Renewal Notice or at the time Tenant delivers its Binding Renewal Notice; and

         3. No part of the Premises is sublet at the time that Tenant delivers its Renewal Notice or at the time Tenant delivers its Binding Renewal Notice; and

         4. The Lease has not been assigned prior to the date that Tenant delivers its Renewal Notice or prior to the date Tenant delivers its Binding Renewal Notice; and

         5. Tenant desires to lease less than the entire Premises, the portion Tenant leases must be at least 25,000 rentable square feet, the exact location of such portion shall be determined by Landlord, and Tenant shall, at its sole cost and expense, pay for all costs of demising the reduced Premises including, without limitation, the cost of constructing a corridor and balancing the HVAC system.

         6. Tenant executes and returns the Renewal Amendment (hereinafter defined) within thirty (30) days after its submission to Tenant.

         B. The initial Base Rental rate per rentable square foot for the Premises during the Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises.

         C. Tenant shall pay Additional Base Rental (i.e. Basic Costs) for the

Premises during the Renewal Term in accordance with Article IV of the Lease.

         D. Within thirty (30) days after receipt of Tenant's Renewal Notice, Landlord shall advise Tenant of the applicable Base Rental rate for the Premises for the Renewal Term. Tenant, within fifteen (15) days after the date on which Landlord advises Tenant of the applicable Base Rental rate for the Renewal Term, shall either (i) give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such fifteen (15) day period, Tenant's Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market Base Rental rate for the Premises during the Renewal Term. Upon agreement Tenant shall provide Landlord with Binding Notice and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market Base Rental rate for the Premises within thirty
(30) days after the date on which Tenant provides Landlord with a Rejection Notice, Tenant's Renewal
 Option shall be null and void and of no force and effect.

         E. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the "Renewal Amendment") to reflect changes in the Base Rental, Lease Term, Termination Date and other appropriate terms. The Renewal Amendment shall be:

         1. sent to Tenant within a reasonable time after receipt of the Renewal Notice; and

         2. executed by Tenant and returned to Landlord in accordance with paragraph A.5. above.

         F. For purposes hereof, "Prevailing Market" shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in Indianapolis, Indiana. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

III)     RIGHT OF FIRST OFFER

         A. Tenant shall have a continuing right of first offer with respect to 4,000 rentable square feet (plus or minus 20% as determined by Landlord) on the second (2nd) floor of the Building shown on the demising plan attached hereto as Exhibit E-1 (the "Offering Space"), which Right of First Offer shall be exercised as follows: at any time after Landlord has determined that the existing tenant in the Offering Space will not extend or renew the term of its lease for the Offering Space (but prior to leasing such Offering Space to a party other than the existing tenant), Landlord shall advise Tenant (the "Advice") of the terms under which Landlord is prepared to lease the Offering Space to Tenant for the remainder of the Lease Term, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Offering Space as reasonably determined by Landlord. Tenant may lease such Offering Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord ("Notice of Exercise") within five (5) Business Days after the date of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an

Advice, if:

         1. Tenant is in default under the Lease at the time Landlord would otherwise deliver the Advice; or

         2. the Premises, or any portion thereof, is sublet at the time Landlord would otherwise deliver the Advice; or

         3. the Lease has been assigned prior to the date Landlord would otherwise deliver the Advice; or

         4. Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice; or

         5. the Offering Space is not intended for the exclusive use of Tenant during the Lease Term; or

         6. the existing tenant in the Offering Space is interested in extending or renewing its lease for the Offering Space or entering into a new lease for such Offering Space.

         B.1 The term for the Offering Space shall commence upon the commencement date stated in the Advice and thereupon such Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant's leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Offering Space.

         2. Tenant shall pay Base Rental and Additional Base Rental for the Offering Space in accordance with the terms and conditions of the Advice, which terms and conditions shall reflect the Prevailing Market rate for the Offering Space as determined in Landlord's reasonable judgment.

         3. The Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for such Offering Space commences, unless the Advice specifies any work to be performed by Landlord in the Offering Space, in which case Landlord shall perform such work in the Offering Space.


         C. The rights of Tenant hereunder with respect to the Offering Space shall terminate on the earlier to occur of: (i) September 30, 2005; (ii) Tenant's failure to exercise its Right of First Offer within the five (5) day period provided in paragraph A above, and (iii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Paragraph A above.


         D.1. If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the "Offering Amendment") adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rental, Rentable Area of the Premises, Tenant's Pro Rata Share and other appropriate terms.

         2. A copy of the Offering Amendment shall be (i) sent to Tenant within a reasonable time after receipt of the Notice of Exercise executed by Tenant, and (ii) executed by Tenant and returned to Landlord within ten (10) days thereafter.

         E. For Purposes hereof, Prevailing Market rate shall mean the annual rental rate per square foot for space comparable to the Offering Space in the Building and office buildings comparable to the Building in Indianapolis, Indiana under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market is being determined giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, and the method of allocating operating expenses and taxes. Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than the lease term of the offering space, (ii) the space is encumbered by the option rights of another tenant, or
(iii) the space has a lack of windows and\or an awkward or unusual shape or configuration. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

IV)      EXTERIOR SIGNAGE.

         A. Tenant, provided Tenant is not in default and obtains all necessary building permits and zoning and regulatory approvals, shall have the right to attach one (1) sign identifying Tenant (the "Sign") on the exterior of the Building along the Meridian Street facade, the exact location of which shall be determined in Landlord's sole judgment provided, however, in no event will the Sign be larger than the National Insurance Association sign on the Building existing on January 23, 1996. Within a reasonable time after its execution of this Lease, Tenant shall submit detailed drawings of its proposed Sign to
Landlord for its review and approval.   Such drawings shall include, without
limitation, detailed information concerning the size, material, shape, color, lettering, type and manner of illumination, if any, and method of installation of the proposed Sign. Landlord and Tenant and their respective architects shall work together in good faith to agree upon a final design for the Sign, provided that Landlord's architect shall have the right to make the final determination if the parties cannot agree upon final design specifications..

         B. Tenant shall be solely responsible for all costs in connection with the Sign, including, without limitation, all costs of obtaining permits and zoning and regulatory approvals and all costs of design, construction, installation, supervision and wiring. Landlord shall use reasonable efforts to assist Tenant in obtaining the necessary permits and zoning and regulatory approvals for Tenant's Sign provided, however, Landlord shall not be required to incur any costs in providing such assistance to Tenant and Tenant agrees to reimburse Landlord for any such costs. Prior to commencing any work in connection with the installation of the Sign, Tenant shall furnish to Landlord for its approval copies of all plans and specifications for the installation and wiring of the Sign; names and addresses of contractors; copies of contracts; necessary permits and evidence of contractor's and subcontractor's insurance in an amount reasonably satisfactory to Landlord. Tenant will be solely responsible for any damage to the Sign and any damage that the Sign or its installation may cause to the Building, the Property, or any other property of Landlord or any third party, unless due to Landlord's negligence or willful misconduct, and Tenant will indemnify Landlord against any cost or liability of any kind relating to the Sign.

         C. Tenant shall be responsible for maintaining the Sign in a first class manner and for all costs of repairing the Sign, including, without limitation, all cost of repairing or replacing any damaged portions of the Sign and the cost of replacing any lightbulbs, florescent or neon tubes or other illumination device. All such work shall be performed with reasonable prior notice to Landlord by contractors that meet the criteria set forth in paragraph
A. above with respect to the installation of the Sign, including, without limitation, the prior approval of Landlord. Notwithstanding the foregoing, Landlord shall have the right to maintain the Sign with contractors selected by Landlord and to bill Tenant for the cost thereof as additional rent.

         D. Tenant, upon the expiration date or sooner termination of this Lease, shall remove the Sign and restore any damage to the Building and Property at Tenant's expense. Such removal and restoration work shall be performed by contractors that meet the criteria set forth in paragraph A. above with respect to the installation of the Sign, including, without limitation, the prior approval of Landlord. In addition, Landlord shall have the right to remove the Sign at Tenant's sole cost and expense, if, at any time during the Lease Term, Tenant (1) assign this Lease, (2) sublets all or any potion of the Premises, (3) ceases to occupy the Premises, or (4) defaults under any Term of condition of the Lease. Notwithstanding the foregoing, Landlord shall have the right to perform any removal or restoration work with contractors selected by Landlord and to bill Tenant for the cost thereof as additional rent.

V) STANDARD OF REASONABLENESS. Except with regard to requests for consent or approval that require Landlord to make a determination of the aesthetics of certain signage, alterations or other things that would be visible from outside the

Premises or Building or to assume certain risks, including, without limitation, the risk that a certain alteration, addition and/or improvement could adversely affect the mechanical systems or structure of the Building or require excess removal costs, Landlord agrees to act reasonably in granting its approval or disapproval of any requests by Tenant for the consent or approval of Landlord required hereunder.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


WITNESS/ATTEST:                        LANDLORD:  FIRST CAPITAL INSURED REAL
                                       ESTATE LIMITED PARTNERSHIP, an Illinois
                                       limited partnership


                                       BY:  EQUITY OFFICE HOLDINGS, L.L.C.,
                                       a Delaware limited liability company,
                                       as agent


__________________________________     By:_____________________________________

Name (print): Phyllis Larson           Name:   Michael Sheinkop

__________________________________     Title:  Senior Vice President, Asset
                                               Management

Name (print): David Upshaw             Date:   2/13/96


WITNESS/ATTEST:                        TENANT:  GARDNER & WHITE CORPORATION, an
                                       Indiana corporation


__________________________________     By:_____________________________________

Name (print): Mary Lee Weintraut       Name:   Edward M. Bull

__________________________________     Title:  President

Name (print): C. David Schweitzer      Date:   2/13/96


WITNESS/ATTEST:                        GARDNER & WHITE, Inc., an Indiana
                                       corporation


__________________________________     By:_____________________________________

Name (print): Mary Lee Weintraut       Name:   Edward M. Bull

__________________________________     Title:  President

Name (print): C. David Schweitzer      Date:   2/13/96


WITNESS/ATTEST:                        GARDNER & WHITE CONSULTING SERVICES,
                                       INC., d/b/a WTR, an Indiana corporation


__________________________________     By:_____________________________________

Name (print): Mary Lee Weintraut       Name:   Edward M. Bull

__________________________________     Title:  President

Name (print): C. David Schweitzer      Date:   2/13/96

                                  EXHIBIT E-1

                                 OFFERING SPACE
                                 --------------

                                   EXHIBIT F

                           JANITORIAL SPECIFICATIONS
                           -------------------------

EXHIBIT
-------
                              LAKEVIEW OFFICE PARK
                            CLEANING SPECIFICATIONS
                            OFFICES/HALLWAYS/FOYERS

DAILY:
------
         1.      Empty and polish ash trays and urns.
         2.      Empty waste containers and replace liners, if torn or dirty.
         3.      Vacuum carpeting (including edges and under desks).
         4.      Spot clean carpeting.
         5.      Dust and damp-mop hard surfaces flooring.
         6. Hand-dust all desks, tables, files, computer screens and chairs.
         7.      Clean and polish drinking fountains, including sides and tops.
         8.      Clean office partitions.
         9.      Clean all door glass.
         10. Clean all doors (fingerprints, shoe marks, dust black entry doors every other day).
         11. Clean any sinks, counters, etc., in kitchenettes within offices and common area.
         12.     Wipe down stainless steel entry doors.
         13.     Empty sand in ashtrays (when needed).

WEEKLY:
-------
         1.      Dust all door frames, tables, wood baseboard, and pictures.
         2.      Low-dust all chair bottoms and table bases.
         3.      Clean all light switches and hall signage.
         4.      Spot clean walls (when needed).
         5.      Dust all window sills.
         6.      Polish all corner guards.
         7.      High dust all door frames, picture frames, fixtures, etc.
         8.      Clean door threshold tracks (as needed).

MONTHLY:
--------
         1.      Dust all venetian and mini-blinds.
         2.      Machine-scrub hard surface flooring and refinish.
         3.      Clean and spray-buff all resilient flooring and clean edges.
         4.      Clean all cove base (as needed).
         5.      Clean all HVAC vents and diffusers.

                                  EXHIBIT G-1

                               LEGAL DESCRIPTION
                               -----------------